                      SECURITIES EXCHANGE AND COMMISSION

                           Washington, D. C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  April 18, 2000

                      Terayon Communication Systems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

    (Commission File No.)             (I.R.S. Employer Identification No.)

                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (408) 727-4400

Item 2.   Acquisition or Disposition of Assets.

          A.  ComBox Ltd.

              On April 18, 2000 (the "ComBox Closing Date"), the registrant, Terayon Communication Systems, Inc. ("Terayon"), acquired ComBox Ltd. ("ComBox"), pursuant to that certain Share Purchase Agreement (the "ComBox Agreement") between and among Terayon, the shareholders of ComBox and ComBox dated February 3, 2000 (the "ComBox Acquisition"). ComBox develops, markets and sells broadband data systems and satellite communications technology.

          Pursuant to the ComBox Agreement, Terayon acquired all outstanding shares of capital stock of ComBox, and ComBox became a wholly-owned subsidiary of Terayon on April 18, 2000 (the "Effective Time"). As consideration for the ComBox Acquisition, the former shareholders of ComBox received an aggregate of One Million Five Hundred Forty Seven Thousand Seven Hundred Seventy (1,547,770) shares of Terayon common stock and approximately Two Hundred Fifty Thousand dollars in a cash payments as described in the ComBox Agreement attached hereto as Exhibit 2.1. The ComBox Acquisition is intended to be accounted for as a "purchase" under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

          B.  Internet Telecom Ltd.

              On April 18, 2000, Terayon through its wholly owned subsidiary Telegate Ltd. ("Telegate") acquired all outstanding assets of Internet Telecom Ltd. ("Internet Telecom"), pursuant to that certain Asset Purchase Agreement (the "Internet Telecom Agreement") between and among Telegate, Terayon and Internet Telecom dated March 12, 2000 (the "Internet Telecom Acquisition"). Internet Telecom develops, markets and supplies PacketCable and other standards-bases, voice-over-Internet Protocol systems and technologies.

          Under the Internet Telecom Agreement, Telegate will acquire all outstanding assets of Internet Telecom. As consideration for the Internet Telecom Acquisition, Internet Telecom and certain former employees of Internet Telecom currently employed by Telegate will receive an aggregate of Three Hundred Seventy Seven Thousand Three Hundred Eighty (377,380) shares of Terayon common stock and approximately Two Million dollars in a cash payment as described in the Internet Telecom Agreement, attached hereto as Exhibit 2.2. The Internet Telecom Acquisition is intended to be accounted for as a "purchase" under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

          C.  Tyco Electronics Corporation

          On April 22, 2000, Terayon acquired certain assets and assumed certain liabilities of Tyco Electronics Corporation ("Tyco") through its acquisition of the Access Network

Electronics Division, an unincorporated division of Tyco ("ANE"), pursuant to that certain Amended and Restated Asset Purchase Agreement (the "Tyco Agreement") between Terayon and Tyco dated February 10, 2000 (the "ANE Acquisition"). ANE develops, markets and produces Digital Subscriber Line (DSL) systems that provide multiple phone lines through a single pair of copper wires.

     Under the Tyco Agreement, Terayon will acquire certain assets and assume certain liabilities of Tyco through its acquisition of ANE. As consideration for the ANE Acquisition, Tyco will receive an aggregate of One Million Four Hundred Four Thousand Five Hundred Fifty Two (1,404,552) shares of Terayon common stock as described in the Internet Telecom Agreement, attached hereto as Exhibit 2.3. The ANE Acquisition is intended to be accounted for as a "purchase" under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

     D.   Ultracom Communications Holdings (1995) Ltd.

          On April 19, 2000 (the "Ultracom Closing Date"), Terayon acquired Ultracom Communications Holdings (1995) Ltd. ("Ultracom"), pursuant to that certain Share Purchase Agreement (the "Ultracom Agreement") by and among Terayon, the shareholders of Ultracom and Ultracom dated March 26, 2000 (the "Ultracom Acquisition"). Ultracom develops, markets and sells broadband systems-on-silicon.

     Pursuant to the Ultracom Agreement, Terayon acquired outstanding shares of capital stock of Ultracom, and Ultracom became a wholly-owned subsidiary of Terayon on April 19, 2000 (the "Effective Time"). As consideration for the Ultracom Acquisition, the former shareholders of Ultracom received an aggregate of Five Hundred Thirty Six Thousand Seven Hundred Sixty Six (536,766) shares of Terayon common stock and approximately Two Million Seven Hundred Fifty Five Thousand Two Hundred Ninety Nine dollars in a cash payment as described in the Ultracom Agreement, attached hereto as Exhibit 2.4. The Ultracom Acquisition is intended to be accounted for as a "purchase" under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(a)  The following financial statements are filed as part of this report.

Financial statements of Access Network Electronics Business, a division of Tyco Electronics Corporation.

Included herein are the statements of assets acquired and liabilities assumed of Access Network Electronics Business as of June 30, 1999 and March 31, 2000 (unaudited) and of net sales and direct costs and operating expenses for the year ended June 30, 1999 and for the nine months ended March 31, 1999 (unaudited) and 2000 (unaudited).

                       Report Of Independent Accountants

To the Board of Directors
Tyco Electronics Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed of the Access Network Electronics Business (the "Business") of Tyco Electronics Corporation as of June 30, 1999, and the related statement of net sales and direct costs and operating expenses for the year then ended. These statements are the responsibility of Tyco Electronics Corporation and the Business' management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for inclusion in the Securities and Exchange Commission Current Report on Form 8-K of Terayon Communication Systems, Inc. as described in Note 2 and are not intended to be a complete presentation of the Business' financial position and results of operation.

In our opinion the statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as described in Note 2 as of June 30, 1999, and the net sales and direct costs and operating expenses as described in Note 2 for the year then ended, of the Business in conformity with accounting principles generally accepted in the United States.




/s/ PricewaterhouseCoopers LLP

San Jose, California
March 24, 2000

Access Network Electronics Business
(A division of Tyco Electronics Corporation)
Statement of Assets Acquired and Liabilities Assumed
(in thousands)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                        June 30,     March 31,
                                                                                          1999         2000
                                                                                                     Unaudited
                                                                                                     ---------
Assets Acquired
 Accounts receivable, net of allowance for doubtful accounts of $284                    $  6,299      $  7,282
 Inventory                                                                                12,159         5,566
 Prepaid expenses and other current assets                                                   172            59
                                                                                        --------      --------

     Total current assets acquired                                                        18,630        12,907

 Property and equipment                                                                   11,756         8,206
                                                                                        --------      --------

     Total assets acquired                                                              $ 30,386      $ 21,113
                                                                                        ========      ========

Liabilities Assumed
 Accounts payable                                                                       $  3,461      $  4,500
 Other current accrued liabilities                                                         1,919         1,680
                                                                                        --------      --------

     Total liabilities assumed                                                          $  5,380      $  6,180
                                                                                        ========      ========

  See accompanying Notes to the Statements of Assets Acquired and Liabilities
       Assumed and of Net Sales and Direct Costs and Operating Expenses.

Access Network Electronics Business
(A division of Tyco Electronics Corporation)
Statement of Net Sales and Direct Costs and Operating Expenses
(in thousands)
--------------------------------------------------------------------------------

                                                                         For the          For the
                                                                       Year Ended       Nine Months
                                                                         June 30,     Ended March, 31
                                                                                      ---------------
                                                                           1999        1999     2000
                                                                                       ----     ----
                                                                                         Unaudited
                                                                                         ---------
Net sales                                                                $ 87,446   $ 70,365   $ 43,621
                                                                         --------   --------   --------

Direct costs and operating expenses:
  Cost of sales                                                            60,109     49,036    31,772
  Research and development                                                 16,465     12,263      7,832
  Selling, general and administrative                                      11,612      8,280      6,110
                                                                         --------   --------   --------
     Total direct costs and operating expenses                             88,186     69,579     45,714
                                                                         --------   --------   --------


Net sales less direct costs and operating expenses                       $   (740)  $    786   $ (2,093)
                                                                         ========   ========   ========

  See accompanying Notes to the Statements of Assets Acquired and Liabilities
       Assumed and of Net Sales and Direct Costs and Operating Expenses.

Access Network Electronics Business
(A division of Tyco Electronics Corporation)
Notes to Statements of Assets Acquired and Liabilities Assumed and of
Net Sales and Direct Costs and Operating Expenses
June 30, 1999 (amounts in thousands)
--------------------------------------------------------------------------------

1.   Description of Business

     The Access Network Electronics business (the "Business") of Tyco International Ltd. operates in a single segment and is engaged in the development, manufacture and marketing of digital subscriber line multiplexers for telecommunications service providers. Prior to August 12, 1999, the Business operated as a division of Raychem Corporation ("Raychem"). On August 12, 1999, Raychem was acquired by Tyco International Ltd. in a transaction accounted for using the purchase method of accounting.

2.   Basis of Presentation

     On February 10, 2000, Tyco Electronics Corporation ("Tyco"), the subsidiary of Tyco International Ltd. into which Raychem was integrated, agreed to sell to Terayon Communication Systems, Inc. ("Terayon") for cash certain tangible assets and Terayon agreed to assume certain liabilities of the Business in accordance with the Amended and Restated Asset Purchase Agreement between Tyco and Terayon. It is anticipated that the transaction will close by the end of April 2000.

     The accompanying statements of assets acquired and liabilities assumed as of June 30, 1999 and of net sales and direct costs and operating expenses for the year then ended have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Terayon. No adjustments have been made to these statements relative to the acquisition of Raychem by Tyco.

     The statement of net sales and direct costs and operating expenses includes direct expenses of the Business for research and development, manufacturing, marketing, selling, distribution, and administration as well as allocations of costs incurred by Raychem primarily for administration and management services that are directly attributed to the operations of the Business. Corporate overhead, interest expense and income tax incurred by Raychem have been excluded from the statement of net sales and direct costs and operating expenses. The statement does not purport to represent all the costs and expenses associated with a stand-alone separate company, or the costs which may be incurred by an unaffiliated company to achieve similar results. Complete financial statements, including historical balance sheets, were not prepared as Raychem did not maintain the Business as a separate business unit and has not segregated indirect operating cost information or certain assets and liabilities in Raychem's or the Business' accounting records. However, in the opinion of Tyco and the Business' management, the statement reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the statement.

Access Network Electronics Business
(A division of Tyco Electronics Corporation)
Notes to Statements of Assets Acquired and Liabilities Assumed and of
Net Sales and Direct Costs and Operating Expenses (Continued)
June 30, 1999 (amounts in thousands)
--------------------------------------------------------------------------------

3.   Summary of Significant Policies

     Use of estimates
     The preparation of statements of assets acquired and liabilities assumed and of net sales and direct costs and operating expenses in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Business' statements and accompanying notes. Actual results could differ from those estimates.

     Revenue Recognition
     Revenue from product sales is recognized at the time the product is shipped. Provisions are established for estimated costs that may be incurred for product warranties.

     The Business sells digital subscriber line multiplexer products, primarily to domestic customers. During the year ended June 30, 1999, 6% of revenues were from international customers.

     The following table is a summary of significant customers each comprising greater than 10% of sales during the year ended June 30, 1999:

     Company A                                              41%
     Company B                                              19%
     Company C                                              16%

     Inventories
     Inventories are valued at cost, computed on a first-in, first-out basis, not in excess of market values.

     Property, Plant and Equipment
     Property, plant and equipment are stated at cost. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is provided using the straight-line method, principally over 3 to 10 years. Depreciation expense amounted to $2,963 during the year ended June 30, 1999.

     Research and Development
     Research and development costs are expensed as incurred. During the year ended June 30, 1999, research and development included $200 of corporate allocations.

Access Network Electronics Business
(A division of Tyco Electronics Corporation)
Notes to Statements of Assets Acquired and Liabilities Assumed and of
Net Sales and Direct Costs and Operating Expenses (Continued) June 30, 1999 (amounts in thousands)
--------------------------------------------------------------------------------

     Corporate allocations
     In addition to the allocation of research and development costs described above, direct administrative and management costs of $1,302 were allocated to the Business during the year ended June 30, 1999. These costs included legal, human resources, accounting and other administrative services and are allocated based on utilization or, as in the case of personnel related costs, on headcount. Management believes its method of allocating costs to be reasonable.

4.   Details of Inventory and Property and Equipment

     Inventory consists of the following:

Raw materials                                          $    693
Work in progress                                            142
Finished goods                                           11,324
                                                       --------
                                                       $ 12,159
                                                       ========

Property and equipment consists of the following:

Machinery and equipment                                $ 16,339
Leasehold improvements, furniture and fixtures            6,781
Software                                                  1,156
                                                       --------
                                                         24,276
Less: Accumulated depreciation and amortization         (12,520)
                                                       --------
                                                       $ 11,756
                                                       ========

5.   Lease Commitments

     In November 1994, Raychem exercised its option to extend the term of the operating lease for its facility through May 2000. Pursuant to the terms of the original lease agreement, Raychem has the option to extend the lease through May 2005. The future ability of the Business to exercise this option is subject to the consent of the lessor to transfer such option to Terayon. As of June 30, 1999, future minimum lease payments pursuant to the terms of the amended lease agreement were $535 during the year ending June 30, 2000. Rent expense relating to the lease was $686 during the year ended June 30, 1999.

Financial statements of Combox, Ltd.

Included herein are the consolidated balance sheets of Combox Ltd. ("Combox") for the years ended December 31, 1998 and 1999 and March 31, 2000 (unaudited) and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1999 and for the three months ended March 31, 1999 (unaudited) and 2000 (unaudited) and the consolidated statement of changes in shareholders' equity (deficiency) for each of the years in the two year period ended December 31, 1999 and for the three months ended March 31, 2000 (unaudited).


                                  COMBOX LTD.

                      CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF MARCH 31, 2000

                                IN U.S. DOLLARS

                                  UNAUDITED


                                     INDEX


Report of Independent Auditors

Consolidated Balance Sheets

Consolidated Statements of Operations

Statements of Changes in Shareholders' Equity (Deficiency)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

                        REPORT OF INDEPENDENT AUDITORS

                            To the Shareholders of

                                  COMBOX LTD.

     We have audited the accompanying consolidated balance sheets of Combox Ltd. ("the Company") as of December 31, 1998 and 1999 and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Combox Inc., a wholly-owned U.S. subsidiary, which statements reflect total assets constituting 2% as of December 31, 1999 and total revenues constituting 9% of the related consolidated total for the year ended December 31, 1999. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for that subsidiary, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 1999 and 1998 and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States.



Tel-Aviv, Israel                         /s/ KOST, FORER & GABBAY

February 20, 2000                        A Member of Ernst & Young International

(except Note 1c, as to which the date is April 18, 2000)

                                                                     COMBOX LTD.
CONSOLIDATED BALANCE SHEETS U.S.
--------------------------------------------------------------------------------
U.S. dollars in thousands

                                                                          December 31,            March 31,
                                                                ----------------------------
                                                                   1998              1999           2000
                                                                --------            --------     ---------
                                                                                                 Unaudited
                                                                                                 ---------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                       $    937            $  5,890     $   4,460
Trade receivables (net of allowance for doubtful
 accounts of $ 24 and $ 78 as of December 31,
 1998 and 1999, respectively)                                        360                 171           370
Other accounts receivable                                             81                 326           266
Inventory                                                            268                 272           319
                                                                --------            --------     ---------
Total current assets                                               1,646               6,659         5,415
-----                                                           --------            --------     ---------
LONG-TERM DEPOSIT                                                      -                  10            16
                                                                --------            --------     ---------
SEVERANCE PAY FUND                                                    75                 119           232
                                                                --------            --------     ---------
PROPERTY AND EQUIPMENT, NET (Note 3)                                 181                 263           310
                                                                --------            --------     ---------
OTHER ASSETS, NET                                                     33                  28            27
                                                                --------            --------     ---------
Total assets                                                    $  1,935            $  7,079     $   6,000
-----                                                           ========            ========     =========

The accompanying notes are an integral part of the consolidated financial statements.

                                                                     COMBOX LTD.

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. dollars in thousands

                                                                            December 31,               March 31,
                                                                   ----------------------------
                                                                     1998                1999            2000
                                                                   --------            --------        ---------
                                                                                                       Unaudited
                                                                                                       ---------
   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term debt (Note 4)                                           $     33            $    159        $     381
Trade payables                                                           87                 433              578
Other accounts payable and accrued expenses (Note 5)                    356                 466              608
                                                                   --------            --------        ---------

Total current liabilities                                               476               1,058            1,567
-----                                                              --------            --------        ---------
LONG-TERM LIABILITIES:
Accrued severance pay                                                   104                 173              327
Convertible shareholders' loan (Note 6)                               1,322                   -                -
Long-term loan (Note 7)                                                   -                 998              938
                                                                   --------            --------        ---------
                                                                      1,426               1,171            1,265
                                                                   --------            --------        ---------
SHAREHOLDERS' EQUITY (Note 9):
Preferred shares of NIS 0.01 par value:
  Authorized: 6,750,000 Preferred A shares as of
  December 31, 1998 and 5,700,000 Preferred A shares
  and 5,847,000 Preferred B shares as of December 31,
  1999; Issued and outstanding: 3,115,000 Preferred A
  shares as of December 31, 1998 and 5,253,000
  Preferred A shares and 5,847,000 Preferred B shares
  as of December 31, 1999; Aggregate liquidation
  preference of $ 45,616 as of December 31, 1999                          1                  20               20
Ordinary shares of NIS 0.01 par value:
  Authorized: 3,500,000 Ordinary A shares and
  16,850,000 Ordinary shares as of December 31, 1998
  and 3,500,000 Ordinary A shares and 12,053,000
  Ordinary shares as of December 31, 1999
  Issued and outstanding: 9,999,000 Ordinary shares
  as of December 31, 1998 and 12,037,000 Ordinary
  shares as of December 31, 1999                                          3                  36               36
Additional paid-in capital                                            1,707               8,527            9,481
Deferred compensation                                                    (3)                (71)            (275)
Accumulated deficit                                                  (1,675)             (3,662)          (6,094)
                                                                   --------            --------        ---------
Total shareholders' equity                                               33               4,850            3,168
-----                                                              --------            --------        ---------
Total liabilities and shareholders equity                          $  1,935            $  7,079        $   6,000
-----                                                              ========            ========        =========

The accompanying notes are an integral part of the consolidated financial statements.

                                                                     COMBOX LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share and per share data

                                                        Year ended                             Three months ended
                                                        December 31,                                 March 31,
                                      --------------------------------------------       -------------------------------
                                            1997          1998             1999              1999               2000
                                      --------------------------------------------       -------------------------------
                                                                                                    Unaudited
                                                                                         -------------------------------
Revenues                              $      1,249    $        814    $      1,012       $         487    $        238

Cost of revenues                               762             637             757                 277             338
                                      ------------    ------------    ------------       -------------    ------------

Gross profit (loss)                            487             177             255                 210            (100)
                                      ------------    ------------    ------------       -------------    ------------

Operating expenses:

Research and development
 costs, net (Note 10)                          307             456             930                 230           1,201

Sales and marketing expenses                   193             292             512                  77             250

General and administrative
 expenses                                      236             505             870                 117             930
                                      ------------    ------------    ------------       -------------    ------------

Total operating expenses                       736           1,253           2,312                 424           2,381
-----                                 ------------    ------------    ------------       -------------    ------------

Operating loss                                 249           1,076           2,057                 214           2,481

Financial expenses (income),
net                                            105              (3)            (70)                 (3)            (49)
                                      ------------    ------------    ------------       -------------    ------------

Net loss                              $        354    $      1,073    $      1,987       $         211    $      2,432
                                      ============    ============    ============       =============    ============

Basic and diluted net loss
 per share                            $       0.04    $       0.11    $       0.19       $        0.02    $       0.20
                                      ============    ============    ============       =============    ============
Weighted average number of
 Ordinary shares outstanding
during the period                        9,999,000       9,999,000      10,231,913           9,999,000      12,037,000
                                      ============    ============    ============       =============    ============

The accompanying notes are an integral part of the consolidated financial statements.

                                                                     COMBOX LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share data

                                                                                  Additional                             Total
                                          Ordinary    Preferred shares             paid-in                            Shareholders'
                                                    -------------------                        Deferred  Accumulated    equity
                                           shares    A shares B shares   Amount   Capital  compensation    deficit    (deficiency)
                                         ---------- --------- --------- -------- --------  ------------  -----------  -------------
Balance as of January 1, 1997             9,999,000         -         - $   3    $    192  $          -  $      (248) $         (53)
 Deferred compensation                            -         -         -     -           5            (5)           -              -
 Net loss                                         -         -         -     -           -             -         (354)          (354)
                                         ---------- --------- --------- -------- --------  ------------  -----------  -------------

Balance as of January 1, 1997 (audited)   9,999,000         -         -     3         197            (5)        (602)          (407)
 Issuance of shares, net                          - 3,115,000         -     1       1,492             -            -          1,493
 Deferred compensation                            -         -         -     -          18           (18)           -              -
 Amortization of deferred compensation            -         -         -     -           -            20            -             20
 Net loss                                         -         -         -     -           -             -       (1,073)        (1,073)
                                         ---------- --------- --------- -------- --------  ------------  -----------  -------------
Balance as of December 31, 1998           9,999,000 3,115,000         -     4       1,707            (3)      (1,675)            33
 Conversion of convertible loans          1,926,000         -         -     1       1,381             -            -          1,382
 Issuance of shares, net                    112,000 2,138,000 5,847,000    19       5,287             -            -          5,306
 Issuance of warrants                             -         -         -     -         105             -            -            105
 Stock dividend                                   -         -         -    32         (32)            -            -              -
 Deferred compensation                            -         -         -     -          79           (79)           -              -
 Amortization of deferred compensation            -         -         -     -           -            11            -             11
 Net loss                                         -         -         -     -           -             -       (1,987)        (1,987)
                                         ---------- --------- --------- -------- --------  ------------  -----------  -------------

Balance as of December 31, 1999          12,037,000 5,253,000 5,847,000    56       8,527           (71)      (3,662)         4,850
 Deferred compensation                            -         -         -     -         954          (954)           -              -
 Amortization of deferred compensation            -         -         -     -                       750            -            750
 Net loss                                         -         -         -     -           -             -       (2,432)        (2,432)
                                         ---------- --------- --------- -------- --------  ------------  -----------  -------------

Balance as of March 31, 2000 (unaudited) 12,037,000 5,253,000 5,847,000 $  56    $  9,481  $       (275) $    (6,094) $       3,168
                                         ========== ========= ========= ======== ========  ============  ===========  =============



The accompanying notes are an integral part of the consolidated financial statements.

                                                                     COMBOX LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. dollars in thousands

                                                                       Year ended                           Three months ended
                                                                      December  31,                               March 31,
                                                            -------------------------------------           ---------------------

                                                              1997         1998           1999               1999        2000
                                                            --------     ---------      ---------           -------    ---------
                                                                                                                   Unaudited
                                                                                                                   ---------
Cash flows from operating activities:
------------------------------------
Net loss                                                    $  (354)     $  (1,073)     $  (1,987)          $  (211)   $  (2,432)
Adjustments required to reconcile net loss to net cash
 used in operating activities:
 Amortization of deferred compensation                            -             20             11                 1          750
 Depreciation and amortization                                   30             64            101                20           43
 Increase in accrued severance pay, net                          12             13             25                27           41
 Decrease (increase) in trade receivables                      (745)           508            189                43         (199)
 Decrease (increase) in other accounts receivable                 7             (8)          (245)               (4)          60
 Decrease (increase) in inventory                              (320)           134             (4)               25          (47)
 Increase (decrease) in trade payables                           58            (27)           346                37          145
 Increase (decrease) in other accounts payable
   and accrued expenses                                         454           (201)           110              (110)         142
 Others                                                           -              -             69                41           96
                                                            -------      ---------      ---------           -------    ---------

Net cash used in operating activities                          (858)          (570)        (1,385)             (131)      (1,401)
                                                            -------      ---------      ---------           -------    ---------

Cash flows from operating activities:
------------------------------------
Long-term deposit                                                 -              -            (10)                -           (6)
Purchase of property and equipment                             (113)           (97)          (178)              (26)         (89)
                                                            -------      ---------      ---------           -------    ---------

Net cash used in investing activities                          (113)           (97)          (188)              (26)         (95)
                                                            -------      ---------      ---------           -------    ---------

Cash flows from financing activities:
------------------------------------
Short-term debt, net                                            971         (1,211)           (30)               (18)         66
Proceeds from shareholders' long-term loans                       -          1,322          1,145                  -           -
Proceeds from issuance of warrants                                -              -            105                  -           -
Proceeds from issuance of shares, net                             -          1,493          5,306                 10           -
                                                            -------      ---------      ---------            -------    --------
Net cash provided by (used in) financing activities             971          1,604          6,526                 (8)         66
                                                            -------      ---------      ---------            -------    --------

Increase (decrease) in cash and cash equivalents                  -            937          4,953               (165)     (1,430)
Cash and cash equivalents at the beginning
 of the period                                                    -              -            937                937       5,890
                                                            -------      ---------      ---------            -------    --------

Cash and cash equivalents at the end of the period          $     -      $     937      $   5,890           $    772    $  4,460
                                                            =======      =========      =========           ========    ========

Supplementary disclosure of cash flows information:
 Interest                                                   $    32      $      52      $      39           $     13    $     25
                                                            =======      =========      =========           ========    ========

Non-cash investing and financing information:
 Conversion of convertible loans                            $     -      $       -      $   1,382           $      -    $      -
                                                            =======      =========      =========           ========    ========

The accompanying notes are an integral part of the consolidated financial statements.

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 1:-  GENERAL

          a. The Company - Combox Ltd. was incorporated and commenced operations on January 1, 1996.

          b. The Company is engaged in the application, installation and development of electronic equipment.

          c. The Company has a wholly-owned subsidiary in the United States, which ceased its operations in February, 2000.

          On April 18, 2000, the Company's shareholders signed a share purchase agreement (the "agreement") with Terayon Communication Systems Inc. ("Terayon") pursuant to which Terayon will acquire all of their shares and related warrants in the Company in consideration of 775 thousand shares of Terayon. According to the agreement, Terayon shall be entitled to pay the selling shareholders cash in an amount of up to $250 which shall reduce the share consideration by such number of Terayon shares as described in the agreement.

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

          The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

          a.   Use of estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          b.   Financial statements in U.S. dollars:

               The majority of sales of the Company and its subsidiary are made in U.S. dollars. In addition, a substantial portion of their costs are incurred in dollars. Since the dollar is the primary currency in the economic environment in which the Company and its subsidiary operate, the dollar is their functional and reporting currency and, accordingly, non-dollar monetary transactions and balances have been remeasured into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standard Board ("FASB") "Foreign Currency Translation". All transaction gains and losses from the remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the consolidated statement of operations as financial income or expenses, as appropriate.

          c.   Principles of consolidation:

               The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

               d.   Cash equivalents:

                    Cash equivalents include short-term highly liquid investments that are readily convertible to cash, when originally purchased with maturities of three months or less.

               e.   Inventory:

                    Inventory is presented at the lower of cost or market value. Cost is determined using the "first-in-first-out" method.

               f.   Other assets:

                    Know-how - is presented at cost and is amortized over 10 years.

               g.   Property and equipment:

                    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:


                                                                                 %
                                                                    -------------------------
                    Leasehold improvements                          over the term of the lease
                    Machines and industrial equipment                         15 - 20
                    Office furniture and equipment                             7 - 33

               h.   Research and development costs:

                    Research and development costs are expensed as incurred.

               i.   Income taxes:

                    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". This Statement prescribes the use of the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

               j.   Revenue recognition:

                    Revenues from sales of products are recognized upon shipment to customer. For certain contracts, revenue is recognized upon satisfaction of customer acceptance standards.

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

               k.   Royalty-bearing grants:

                    Royalty-bearing grants from the Government of Israel for funding certain approved research projects are recognized at the time in which the Company is entitled to such grants, on the basis of the related costs incurred

               l.   Accounting for stock-based compensation:

                    The Company accounts for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB-25"), "Accounting for Stock Issued to Employees". Under APB-25, when the exercise price of the Company's share options equals or is higher than the market price of the underlying shares on the date of grant, no compensation expense is recognized. The pro-forma information with respect to the fair value of the options is provided in accordance with the provisions of Statement No. 123 (see Note 9c).

               m.   Severance pay:

                    The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. The Company's liability for all of its employees, is fully provided by monthly deposits with insurance policies and by an accrual.

                    The deposited funds include profits accumulated up to the balance sheet date.

                    Severance expenses for the years ended December 31, 1997, 1998 and 1999, were $ 59, $ 110 and $ 174, respectively.

               n.   Fair value of financial instruments:

                    SFAS No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosures about the fair value of financial instruments. The following disclosures of the estimated fair value of financial instruments have been determined by the Company using available market information and valuation methodologies described below. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts that the company could realize in a current market exchange. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

                    The carrying values of cash and cash equivalents, bank overdrafts, trade payables and trade receivables approximate fair values due to the short-term maturities of these instruments.

                    Debt (including long-term loans) - the carrying amounts of the Company's long-term borrowing arrangements approximate their fair value, estimated by discounting the future cash flows, using rates currently available for debt of similar terms and maturity.

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

               o.   Concentrations of credit risk:

                    SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

                    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Cash and cash equivalents are deposited with major banks in Israel and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound, and, accordingly, minimal credit risk exists with respect to these investments. The Company's trade receivables are mainly derived from sales to customers in the United States. The Company has adopted credit policies and standards intended to accommodate industry growth and inherent risk. Management believes that credit risks are moderated by the diversity of its end customers. The Company performs ongoing credit evaluations of its customers' financial condition and requires collateral as deemed necessary.

               p.   Impact of recently issued accounting standards:

                    In June 1998, the Financial Accounting Standards Board issued No. 133 ("SFAS 133"), "Accounting for Derivative instruments and Hedging Activities" ("SFAS No. 133"). This Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The FASB has issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -Deferral of the Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of SFAS No. 133. The rule will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the impact of this new Statement on the Company's consolidated balance sheets or results of operations to be material.

               q.   Basic and diluted loss per share:

                    Basic loss per share is computed based on the weighted average number of Ordinary shares outstanding during each year. Diluted earnings per share is computed based on the weighted average number of Ordinary shares outstanding during each year, plus dilutive potential Ordinary shares considered outstanding during the year, in accordance with FASB Statement No. 128, "Earnings Per Share".

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

                    All convertible Preferred shares, outstanding stock options, and warrants have been excluded from the calculation of the diluted loss per Ordinary share because all such of these securities are anti-dilutive for all periods presented. The total numbers of shares related to the outstanding options and warrants excluded from the calculations of diluted net loss per share were 0, 3,115,000 and 14,969,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

               r.   Interim financial information:

                    The financial information as of March 31, 1999 and 2000 and for the three months ended March 31, 1999 and 2000, is unaudited. However, in the opinion of management, said financial information has been prepared on the same Bases as the annual financial statements and includes all adjustments (consisting only of normal recurring adjustments), which the Company considers necessary for a fair presentation of the financial position of such date, and the operating results and cash flows for those periods. Results for the interim period are not necessarily indicative of the results to be expected for the entire year.

NOTE 3:-  PROPERTY AND EQUIPMENT

                                                               December  31,
                                                         -----------------------
                                                           1998           1999
                                                         --------       --------
          Cost:
          Leasehold improvements                         $     1       $      1
          Machines and industrial equipment                  162            310
          Office furniture and equipment                     110            140
                                                         -------       --------
                                                             273            451
                                                         -------       --------
          Accumulated depreciation:
          Leasehold improvements                               1              1
          Machines and industrial equipment                   47            109
          Office furniture and equipment                      44             78
                                                         -------       --------
                                                              92            188
                                                         -------       --------
          Depreciated cost                               $   181       $    263
                                                         =======       ========

               Depreciation expenses amounted to $ 25, $ 60 and $ 96, for the years ended December 31, 1997, 1998 and 1999, respectively.

NOTE 4:-  SHORT-TERM DEBT

               As of December 31, 1999, the Company has an authorized line of credit in the amount of $ 36, denominated in NIS and bearing interest at the rate of 16% - 17%. The weighted average interest rate of the line of credit as of December 31, 1998 and 1999 was approximately 17%, and 18%, respectively.

               The Company had an unused line of credit in the amount of approximately $ 33 as of December 31, 1999 (there is no fee for the unused portion of the line of credit).

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands


NOTE 5:-  OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                             December 31,
                                                                   -----------------------------
                                                                   1998                     1999
                                                                   ----                     ----
          Related companies (1)                                    $ 110                    $ 30
          Employees and payroll accruals                              91                     247
          Accrued expenses                                            76                     110
          Customer advances                                           79                      79
                                                                    ----                    ----
                                                                   $ 356                   $ 466
                                                                   =====                   =====

          (1) The balance is linked to the Israeli CPI and does not bear interest.

NOTE 6:-  CONVERTIBLE SHAREHOLDERS' LOAN

          The loan is linked to the Israeli CPI. During 1999, the shareholders' loan was converted into share capital.

NOTE 7:-  LONG-TERM LOAN


                                                                         December 31,
                                                                             1999
                                                                         ------------
          a.      From banks:

                    Long-term loan                                         $  1,154
                    Less - current portion                                      156
                                                                         ------------
                                                                           $    998
                                                                         ============
          b.      The loan is repayable in the following years
                    subsequent to the balance sheet date:

                    First year - current portion                           $    156
                                                                         ------------
                    Second year                                                 625
                    Third year                                                  469
                                                                         ------------
                                                                              1,094
                                                                         ------------
                                                                           $  1,250
                  Including interest                                            (96)
                                                                         ------------
                                                                           $  1,154
                                                                         ============

          c. The loan is linked to the U.S dollar and bears interest at the rate of Libor + 2%.

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands


          d. During September 1999, the Company encumbered its assets in favor of the Bank for the Development of Industry ("the Bank") in return for a long-term loan in the amount of $ 1,250. The loan is linked to the U.S. dollar and bears interest at the rate of Libor +2%. Further, the Bank was granted an option to purchase 397 thousand Ordinary shares of the Company, for the exercise price and at the conditions as agreed upon between the parties. The option is exercisable through August 11, 2003 or at an earlier date, pending an IPO, the sale of the Company or its merger. The Company reserves the right to redeem the option at the conditions as agreed upon between the parties.

               On February 14, 2000, the Company redeemed the option in consideration of approximately $ 187.

NOTE 8:-  TAXES ON INCOME

          a. Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

               Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli CPI. As explained in Note 2c, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on the difference between the reporting currency and the tax bases of assets and liabilities.

          b.   Net operating loss carryforward:

               The Company has carryforward tax losses aggregating to approximately $ 2,962 thousand, for which valuation allowance was provided since their utilization is uncertain.

          c.   Deferred taxes:

               Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Should the Company be liable to pay taxes, the applicable tax rate will be 36%. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                        December 31,
                                                                ---------------------------
                                                                  1998               1999
                                                                --------          ---------
               Deferred tax assets:
               Operating loss carryforward                      $    554           $  1,233
                                                                --------           --------

               Total deferred tax asset                              554              1,233
               Valuation allowance                                  (554)            (1,233)
                                                                --------
               Net deferred tax asset                           $     -            $      -
                                                                ========           ========

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars inthousands


                    The Company's Israel and U.S. subsidiary have provided valuation allowances in respect of deferred tax assets resulting from tax loss carryforwards. Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future.

                    Pre-tax loss:

                                                                           Year ended
                                                                           December 31,
                                                            --------------------------------------------
                                                               1997             1998              1999
                                                            -------           --------           -------
                    Domestic                                $ (354)           $(1,073)           $(1,738)
                    Foreign                                      -                  -               (249)
                                                            -------           --------           -------
                                                            $ (354)           $(1,073)           $(1,987)
                                                            -------           --------           --------


     NOTE 9:-  SHARE CAPITAL

               a. Pertinent rights and privileges conferred by Preferred shares:

                    Preferred A shares:

                    (i)   Preemptive rights on the distribution of a dividend;
                    (ii)  Convertible at any time into Ordinary shares; and

                    (iii) Liquidation preferences and preemptive rights on
                          liquidation, and the proceeds received will be equal to the amount paid.

                    Preferred B shares:

                    (i)   Preemptive rights on the distribution of a dividend;
                    (ii)  Convertible at any time into Ordinary shares; and
                    (iii) Liquidation preferences after Preferred A shares and preemptive rights on liquidation, and the proceeds received will be three times the amount paid, with the addition of 8% per year.

               b.   Share options:

                    Employee Share Option Plan:

                    During 1997, 1998 and 1999, the Board of Directors of the Company adopted share option plans (as amended, "the Plans").

                    The Board of Directors is empowered, among other things, to designate the options, dates of grant and the exercise price of options.

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

      A summary of the stock options activities in 1997, 1998 and 1999 is as follows:

                                                                         Year ended  December 31,
                                                ----------------------------------------------------------------------------------
                                                          1997                       1998                       1999
                                                -------------------------      -------------------------  ------------------------
                                                                Weighted                      Weighted                Weighted
                                                                  average                       average                 average
                                                    Number of    exercise        Number of     exercise     Number of  exercise
                                                    options       price           options       price        options    price
                                                -------------------------      ----------- -------------  ----------- ------------
                                                   In thousand                 In thousand                In thousand
                                                   -----------                 -----------                -----------
                    Outstanding at the
                    beginning of the year                    -     $   -               537      $  -            2,401       $  -
                    Granted                                537         -             1,864         -            1,468          -
                                                   -----------     ------      -----------      ------    -----------      -------
                    Outstanding at the
                    end of the year                        537      $  -             2,401      $  -            3,869       $  -
                                                   ===========     ======      ===========      ======    ===========      =======

                    Options exercisable                      -      $  -               350      $  -            2,153       $  -
                                                   ===========     ======      ===========      ======    ===========      =======

The options outstanding as of December 31, 1999 have been separated into range of exercise prices, as follows:

                             Options         Weighted                                      Weighted
                          outstanding        average       Weighted       Options           average
                             as of          remaining       average    exercisable at    exercise price
     Exercise            December 31,      contractual     exercise     December 31,    of exercisable
       price                 1999              life          price          1999            options
     --------            ------------      -----------     ---------   -------------    ----------------
                         In thousand         In years                   In thousand
                         ------------      -----------                 -------------
     $    -                  3,869              7.96        $    -         2,153         $      -
                         ============      ===========     =========   =============    ================

               c. Pro forma information regarding net loss is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these awards was estimated at the date of grant using the minimum value options pricing model. The minimum value options pricing valuation model was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions: risk-free interest rates of 6% for 1997 and 1998, and 5.75% for 1999, no dividend yield for 1997, 1998 and 1999; and a weighted-average expected life of the option of approximately five years for 1997 and 1998, and one half to one and half years for 1999.

                    The weighted average fair value of options at the date of grant for the years ended December 31, 1997, 1998 and 1999, was $ 9.79, $ 9.79 and $ 53.74, respectively.

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

               Pro-forma information under SFAS No. 123 is as follows:

                                                                   Year ended December 31,
                                                   -------------------------------------------
                                                       1997            1998          1999
                                                   -----------     ------------   ------------
               Net loss                                $   354         $  1,073       $  1,987
                                                   ===========     ============   ============
               Pro-forma net loss                      $   354         $  1,073       $  1,987
                                                   ===========     ============   ============
               Pro-forma basic and diluted net
                 loss per share                        $  0.04         $   0.11       $   0.19
                                                   ===========     ============   ============

          d. In 1999, the Company effected a stock split of 1 to 100, so that each share was split into 100 shares of NIS 0.01 par value each. The Company also increased its authorized share capital. After the split, 9 bonus shares were issued for each issued and outstanding share. Retroactive effect has been given.

          e. In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.

          f. On November 19, 1998, the Company consummated a transaction, wherein it issued 3,115 thousand Preferred A shares to an external investor, in consideration for an amount in NIS equivalent to $ 1,500 ("the transaction"). Within the framework of the transaction, an option was granted to the investor, to purchase up to 1,038 thousand additional Preferred shares of Combox, at the conditions determined therein, which was exercised in 1999, further to an additional issuance of 1,100 thousand Preferred shares.

          g. During the second quarter of 1999, the Company consummated a transaction, wherein it issued 111 thousand Ordinary shares to its legal counsel in consideration for an amount equivalent to $ 55, which reflects the fair value as of the date of the grant.

          h. In November 1999, the Company entered into an agreement according to which an inclusive amount of $ 5,250 was invested in Combox, including the exercise of options from prior transactions (see f. above) in consideration for 7,985 thousand Preferred shares.

NOTE 10:- RESEARCH AND DEVELOPMENT COSTS, NET

                                                           Year ended December 31,
                                                   -------------------------------------
                                                      1997         1998           1999
                                                   ---------    ----------     ---------
          Research and development costs            $    361     $     606      $  1,479
          Less - Government grants                        54           150           549
                                                   ---------    ----------     ---------
                                                    $    307     $     456      $    930
                                                   =========    ==========     =========

                                                                     COMBOX LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 11:- COMMITMENTS, CONTINGENT LIABILITIES AND CHARGES


               a. The Company has entered into a lease agreement for 4 years. Total annual lease fees amount to $ 145. The Company has also entered into a lease agreement of a motor vehicle for 3 years. Total annual lease fees in respect of these motor vehicles amount to $ 39.

                    Aggregate expected lease payments under these lease agreements for the years subsequent to December 31, 1999 are as follows:

                    2000                  $   184
                    2001                      184
                    2002                      145
                                          -------
                                          $   513
                                          =======

               b.   Royalties:

                    The Company is committed to pay royalties at the rate of 3% to 5% to the Government of Israel, on sales proceeds from products in which the Government participates in the research and development by way of grants.

                    At December 31, 1999, the Company has a remaining contingent obligation of $ 1,200.

               c.   Charges:

                    The Company encumbered its assets, share capital, goodwill, securities, notes and other instruments in favor of the Bank for the Development of Industry.

Financial statements of Telegate Ltd.

Included herein are the balance sheets of Telegate Ltd for the years ended December 31, 1999 and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1999 and the statement of changes in shareholders' equity (deficiency) for each of the two years in the period ended December 31, 1999.

                                 TELEGATE LTD.


                              FINANCIAL STATEMENTS


                            AS OF DECEMBER 31, 1999


                                IN U.S. DOLLARS



                                     INDEX

Report of Independent Auditors

Balance Sheets

Statements of Operations

Statements of Changes in Shareholders' Deficiency

Statements of Cash Flows

Notes to Financial Statements

                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

                                 TELEGATE LTD.


  We have audited the accompanying balance sheets of Telegate Ltd. as of December 31, 1998 and 1999, and the related statements of operations, changes in shareholders' deficiency and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Telegate Ltd. as of December 31, 1998 and 1999, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States.


Tel-Aviv, Israel                     /s/ KOST FORER & GABBAY
March 30, 2000                       A Member of Ernst & Young International

                                                                   TELEGATE LTD.

BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share data

                                                                                                       December 31,
                                                                                         --------------------------------------
                                                                                                 1998                 1999
                                                                                         -----------------     ----------------
 ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                                         $    385             $  1,415
Trade receivables - related parties (Note 13)                                                          320                5,548
Government grants receivable                                                                           331                  346
Other accounts receivable                                                                               12                  112
Inventories (Note 3)                                                                                 1,210                3,424
                                                                                         -----------------     ----------------

                                                                                                     2,258               10,845
                                                                                         -----------------     ----------------

SEVERANCE PAY FUNDS (Note 7)                                                                           429                  595
                                                                                         -----------------     ----------------

PROPERTY AND EQUIPMENT, NET (Note 4)                                                                 1,548                1,906
                                                                                         -----------------     ----------------

Total assets                                                                                      $  4,235             $ 13,346
-----                                                                                    =================     ================

 LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Short-term bank credit(Note 5)                                                                    $     21       $            -
Short-term bank loans (Note 5)                                                                       1,135                  294
Trade payables                                                                                       1,332                2,930
Employees and payroll accruals                                                                         791                  911
Advances from a customer - related party (Note 13)                                                     385                    -
Other accounts payable (Note 6)                                                                        372                1,337
                                                                                         -----------------     ----------------

Total current liabilities                                                                            4,036                5,472
-----                                                                                    -----------------     ----------------

ACCRUED SEVERANCE PAY (Note 7)                                                                         677                1,074
                                                                                         -----------------     ----------------

CONVERTIBLE LOANS (Note 8)                                                                           5,633               12,482
                                                                                         -----------------     ----------------

SHAREHOLDERS' DEFICIENCY (Note 9):
Share capital
Authorized: 1,100,000 Ordinary shares of NIS 0.1 par value
 as of December 31, 1998, and 3,000,000 as of December 31, 1999
Issued and outstanding: 706,900 Ordinary shares of NIS 0.1 par value as of
 December 31, 1998 and 1,077,339 as of December 31, 1999                                                23                   32
Additional paid-in capital                                                                           9,569               21,110
Deferred compensation                                                                                 (109)              (1,854)
Accumulated deficit                                                                                (15,594)             (24,970)
                                                                                         -----------------     ----------------

                                                                                                    (6,111)              (5,682)
                                                                                         -----------------     ----------------

Total liabilities and shareholders' deficiency                                                    $  4,235             $ 13,346
-----                                                                                    =================     ================

The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share and per share data

                                                                                              Year ended
                                                                                             December 31,
                                                                        ---------------------------------------------------
                                                                              1997               1998              1999
                                                                        ---------------    --------------    --------------
Sales to related parties (Note 13)                                        $           -          $  3,569          $  9,144

Cost of sales to related parties                                                      -             3,737             9,445
                                                                        ---------------    --------------    --------------

Gross loss                                                                            -               168               301
                                                                        ---------------    --------------    --------------

Operating expenses:

Research and development, net (Note 12a)                                          3,362             4,660             5,467

Selling and marketing, net (Note 12b)                                               392               489               914

General and administrative                                                          608               716             1,982
                                                                        ---------------    --------------    --------------

Total operating expenses                                                          4,362             5,865             8,363
-----                                                                   ---------------    --------------    --------------

Operating loss                                                                    4,362             6,033             8,664

Financial income (expenses), net (Note 12c)                                         102                23              (712)
                                                                        ---------------    --------------    --------------

Net loss                                                                       $  4,260          $  6,010          $  9,376
                                                                        ===============    ==============    ==============

Basic and diluted net loss per share                                           $   6.22          $   8.50          $  11.35
                                                                        ===============    ==============    ==============

Weighted average number of shares used in computing
basic and diluted loss per share                                                684,902           706,900           826,413
                                                                        ===============    ==============    ==============

The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------
U.S. dollars in thousands, except share data

                                                                                                                         Total
                                                                         Additional                                  shareholders'
                                                                          paid-in       Deferred      Accumulated       equity
                                                    Share capital         capital     compensation      deficit      (deficiency)
                                              ----------------------  -------------  --------------  -------------  --------------
                                               Number of
                                                 shares      Amount
                                              ----------    --------
Balance as of January 1, 1997                    665,289     $    22      $   9,026      $     (734)    $   (5,324)    $     2,990
Deferred compensation related to
 stock-based options granted to employees              -           -            (10)             10              -               -
Amortization of deferred compensation                  -           -              -             362              -             362
Conversion of a convertible loan into
 shares, net                                      41,611           1            553               -              -             554
Net loss                                               -           -              -               -         (4,260)         (4,260)
                                              ----------    --------  -------------  --------------  -------------  --------------

Balance as of December 31, 1997                  706,900          23          9,569            (362)        (9,584)           (354)
Amortization of deferred compensation                  -           -              -             253              -             253
Net loss                                               -           -              -               -         (6,010)         (6,010)
                                              ----------    --------  -------------  --------------  -------------  --------------

Balance as of December 31, 1998                  706,900          23          9,569            (109)       (15,594)         (6,111)
Conversion of convertible loans into
 shares, net                                     129,698           3          2,767               -              -           2,770
Issuance of shares, net                          240,741           6          6,302               -              -           6,308
Deferred compensation related to
 stock-based options granted to employees
 and bank                                              -                      2,472          (2,472)             -
Amortization of deferred compensation                  -           -              -             727              -             727
Net loss                                               -           -              -               -         (9,376)         (9,376)
                                              ----------    --------  -------------  --------------  -------------  --------------

Balance as of December 31, 1999                1,077,339     $    32      $  21,110      $   (1,854)    $  (24,970)    $    (5,682)
                                              ==========    ========  =============  ==============  =============  ==============

The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. dollars in thousands

                                                                                            Year ended
                                                                                           December 31,
                                                                        ------------------------------------------------
                                                                             1997              1998              1999
                                                                        ------------     -------------     -------------
Cash flows from operating activities:
------------------------------------

Net loss                                                                     $(4,260)          $(6,010)         $ (9,376)
Adjustments to reconcile net loss to net   cash used in
 operating activities:
 Amortization of deferred compensation                                           362               253               727
 Depreciation                                                                    211               411               603
 Increase in accrued severance pay, net                                           70               109               231
 Decrease in value of marketable securities                                      221                 -                 -
 Increase of accrued interest on convertible loans                                 -               193               496
 Increase in trade receivables - related parties                                   -              (320)           (5,228)
 Decrease (increase) in government grants receivable                             112               (99)              (15)
 Decrease (increase) in other accounts receivable                                 18                99              (100)
 Increase in inventories                                                           -            (1,210)           (2,214)
 Increase in trade payables                                                      455               589             1,598
 Increase in employees and payroll accruals                                      230               250               120
 Increase (decrease) in advances from a customer - related party                   -               385              (385)
 Increase in other accounts payable                                                6               291               965
 Other                                                                            (1)               (2)                -
                                                                        ------------     -------------     -------------

Net cash used in operating activities                                         (2,576)           (5,061)          (12,578)
                                                                        ------------     -------------     -------------

Cash flows from investing activities:
------------------------------------

Purchase of property and equipment                                              (597)           (1,110)             (979)
Proceeds from sale of property and equipment                                      19                51                18
                                                                        ------------     -------------     -------------

Net cash used in investing activities                                           (578)           (1,059)             (961)
                                                                        ------------     -------------     -------------

The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. dollars in thousands

                                                                                             Year ended
                                                                                            December 31,
                                                                        -------------------------------------------------
                                                                             1997              1998               1999
                                                                        ------------     --------------     -------------
Cash flows from financing activities:
------------------------------------

Proceeds from issuance of shares, net                                              -                  -             6,308
Short-term bank credit, net                                                        -                 21               (21)
Short-term bank loans, net                                                         -              1,135              (841)
Proceeds from convertible loans                                                1,960              2,940             9,150
Issuance expenses related to conversion of convertible loan into                  (6)                 -               (27)
 shares
                                                                        ------------     --------------     -------------

Net cash provided by financing activities                                      1,954              4,096            14,569
                                                                        ------------     --------------     -------------

Increase (decrease) in cash and cash equivalents                              (1,200)            (2,024)            1,030

Cash and cash equivalents at the beginning of the year                         3,609              2,409               385
                                                                        ------------     --------------     -------------

Cash and cash equivalents at the end of the year                             $ 2,409            $   385           $ 1,415
                                                                        ============     ==============     =============

Non-cash transactions:
---------------------

Conversion of convertible loans into shares                                  $   560            $     -           $ 2,797
                                                                        ============     ==============     =============

Supplemental disclosure of cash flows activities:
------------------------------------------------

Cash paid during the year for interest                                    $        -            $    66           $   240
                                                                        ============     ==============     =============

The accompanying notes are an integral part of the financial statements.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands, except per share data

NOTE 1:-  GENERAL

        a. Telegate Ltd. ("the Company") was incorporated on May 6, 1993, under the name of Capitec (1993) Ltd. In 1994, the Company changed its name to Telegate Ltd.

            The Company is engaged in the research, development, manufacturing and marketing of local access systems that interface and transmit public telecommunications services over existing Cable TV infrastructures.

            The Company is dependent upon sole source of suppliers for the production of a modem, which is a key component used in its product.

        b. On January 2, 2000 the Company's shareholders signed a share purchase agreement with Terayon Communication Systems, Inc. ("Terayon") pursuant to which Terayon will acquire all of their shares and related warrants in the Company in consideration of 2,200,000 shares of Terayon plus cash equal to the Company's net cash as of the closing date less $ 2,000.

        c. The Company's shareholders' deficiency as of December 31, 1999 and net loss for the year ended December 31, 1999 amounting to $ 5,682 and $ 9,376, respectively. The Company's ability to continue to operate is dependent upon additional financial support until profitability is achieved.

            Subsequent to December 31, 1999, Terayon undertook to financially support Telegate operations.

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

        a.  Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        b.  Financial statements in U.S. dollars:

            Company's management believes that the U.S. dollar is the currency of the primary economic environment in which it operates. Therefore, the functional and reporting currency for the Company is the U.S. dollar.

            The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board ("FASB"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations as financial income or expenses, as appropriate. Certain amounts in the dollar financial statements may represent the dollar equivalent of other currencies, including new Israeli shekels (NIS), and may not be exchangeable for dollars.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

        c.  Cash and cash equivalents:

            The Company considers all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

        d.  Marketable securities:

            In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), the Company has classified its marketable debt into trading category. Under SFAS 115, traded marketable securities are stated according to the quoted market prices as of balance sheet date.

            Gains and losses (realized and unrealized) related to traded securities as well as interest on such securities are included in "financial income (expenses), net".

        e.  Inventories:

            Inventories are valued at the lower of cost or market value. Cost is determined as follows:

            Raw materials and components - on the moving average basis.

            Work in progress and finished products:

            Raw materials and components - on the moving average basis. Labor, overhead and subcontracted work - on the basis of actual costs.

            Periodically, the Company evaluates the quantities on hand relative to current selling prices and historical and forecasted sales volume. Based on these evaluations, provisions are made in each period to write inventory down to its net realizable value, which establishes a new cost basis.

        f.  Property and equipment, net:

            Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives, at the following annual rates:


                                                                  %
                                                   ----------------------------

             Computers and peripheral equipment                 7 - 33
             Machinery and engineering equipment               15 - 20
             Motor vehicles                                         15
             Office furniture and equipment                     7 - 15
             Leasehold improvements                  Over the term of the lease

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

        g.  Income taxes:

            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

        h.  Revenue recognition:

            Revenues from sales are recognized upon shipment when no significant obligations remain on the part of the Company and the collection of the related receivable is probable. Generally, the Company does not have any significant obligations after delivery.

        i.  Warranty costs:

            A provision for warranty costs is calculated and provided based on a percentage of sales.

        j.  Research and development costs:

            Research and development costs are charged to expenses as incurred.

        k.  Grants:

            Royalty-bearing grants from the Government of Israel and others for funding of approved research projects and non-royalty-bearing grants from the Government of Israel for funding of approved marketing activities, are recognized at the time the Company is entitled to such grants on the basis of the related costs incurred.

        l.  Concentrations of credit risk:

            SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of any significant Off-Balance-Sheet and credit risk concentrations. The Company has no significant Off-Balance-Sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

            Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

            The Company's cash and cash equivalents are invested in deposits with major Israeli banks. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

            The Company's trade receivables are derived from sales to a shareholder. The Company performs ongoing credit evaluations of its shareholder's debt, and, to date, has not experienced any material losses.

        m.  Severance pay:

            The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees, is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual.

            The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

        n.  Accounting for stock-based compensation:

            The Company has elected to account for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB-25"), "Accounting for Stock issued to Employees". Under APB-25, when the exercise price of the Company's stock options is equal to or above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

            Financial Accounting Standards Board Statement No. 123 "Accounting for Stock Based Compensation" (SFAS 123") requires the use of option valuation model to measure the fair value of the options at the grant date. The proforma disclosures required by Statement 123, are provided in Note 9c

        o.  Basic and diluted net loss per share:

            Basic and diluted net loss per share are presented in accordance with SFAS No. 128, "Earnings per Share" , for all periods presented.

            Basic net loss per share has been computed using the weighted-average number of Ordinary shares outstanding during the period. Diluted net loss per share is computed based on the weighted average number of Ordinary shares outstanding during each year, plus the weighted average number of dilutive potential Ordinary shares considered outstanding during the year.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands , except per share data

            All outstanding stock options, and warrants have been excluded from the calculation of the diluted loss per Ordinary share because all such securities are anti-dilutive for all periods presented. The total number of shares related to the outstanding options excluded from the calculations of diluted net loss per share were 88,468, 88,443, and 192,243, for the years ended December 31, 1997, 1998 and 1999, respectively. In addition warrants exercisable into the number of Ordinary shares totaling $ 500 (see Note 5) and warrants regarding convertible loans (see Note 8) were excluded.

        p.  Fair value of financial instruments:

            The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

            Cash and cash equivalents, trade receivables, related parties, short-term bank credit and trade payables - The carrying amounts of these items approximate their fair value due to the short-term maturity of such instruments.

            Short-term loans - The carrying amounts of the Company's borrowing arrangements approximate their fair value. Fair values were estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

        q.  Impact of recently issued accounting standard:

            In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative instruments and Hedging Activities" ("SFAS No. 133"). This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The FASB has issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of SFAS No. 133. The rule will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the impact of this new statement on the Company's balance sheets or results of operations to be material.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

        r.  Segment reporting:

            The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". In 1998. SFAS No. 131 supercedes SFAS No. 14, replacing the "industry segment approach" with the "management approach", whereby companies report financial and descriptive information about their operating segments. Operating segments are revenue-producing components of the enterprise for which separate financial information is produced internally and are subject to evaluation by the chief operating decision-maker in deciding how to allocate resources to segments. The Company manages its business on a basis of one reportable segment.

        s.  Adjustment of computer systems for the Year 2000:

            The costs required in order to adjust and modify the Company's existing software in order for it to be Year 2000 Compliant are recorded as current expenses at the time they are incurred.

NOTE 3:-  INVENTORIES

                                                        December 31,
                                                 -------------------------
                                                    1998            1999
                                                 ---------       ---------

        Raw materials and components                $  937          $2,381
        Work-in-progress                               203             774
        Finished products                               70             269
                                                 ---------       ---------

                                                    $1,210          $3,424
                                                 =========       =========

NOTE 4:-  PROPERTY AND EQUIPMENT

        Cost:
         Computers and peripheral equipment         $1,135          $1,657
         Machinery and engineering equipment           799           1,106
         Motor vehicles                                131              94
         Office furniture and equipment                114             165
         Leasehold improvements                        131             230
                                                 ---------       ---------

                                                     2,310           3,252
                                                 ---------       ---------
        Accumulated depreciation:
         Computers and peripheral equipment            462             818
         Machinery and engineering equipment           205             378
         Motor vehicles                                 54              53
         Office furniture and equipment                 19              33
         Leasehold improvements                         22              64
                                                 ---------       ---------

                                                       762           1,346
                                                 ---------       ---------

        Depreciated cost                            $1,548          $1,906
                                                 =========       =========

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands


NOTE 5:-  SHORT-TERM BANK CREDIT AND SHORT-TERM BANK LOANS

        As of December 31, 1999, the Company has an authorized line of credit in the amount of approximately $ 3,000, of which dollar denominated credit bears interest at the rate of Libor + 1% and NIS denominated credit bears interest at the prime rate minus 0.75% to prime rate +3%.

        The Company received two NIS denominated bank loans. The loans bear annual interest rate of prime and prime minus 0.75%, and are to be repaid on an on-call basis during 2000.

        The Company had an unused line of credit in the amount of approximately $ 2,706 as of December 31, 1999 (there is no fee for the unused portion of the line of credit).

        In connection with one of the credit lines, the Company issued on February 7, 1999, to a subsidiary of Bank Hapoalim B.M., a warrant to purchase Ordinary shares of the Company. The warrant is exercisable into the number of Ordinary shares totaling $ 500 according to the price per share paid by purchasers of the Company's securities in one of the following events ("Liquidity Events") less a discount of twenty percent of the event price:

        1. Issuance of equity securities, excluding exercise of options to employees.
        2.  An Initial Public Offering ("IPO").
        3. Sale of all or substantially all of the Company's property and assets.
        4.  Merger or consolidation with or into another corporation.

        If a Liquidity Event ("the event") will not occur until February 7, 2000 the exercise price will equal to the event price. If the event will not occur until February 7, 2001, the exercise price will be 120% of the event price and if the event does not occur until February 7, 2002, the warrant can be exercised at an exercise price of $ 58 during the following thirty days.

        In respect of this warrant, the Company will record over 3 years interest expense in the total amount of $ 125, representing the 20% discount of the event price. For the year ended December 31, 1999, the Company recorded interest expense in the amount of $ 37.


NOTE 6:-  OTHER ACCOUNTS PAYABLE

                                                             December 31,
                                                          ------------------
                                                            1998      1999
                                                          --------  --------

        Office of the Chief Scientist and the BIRD-F *)      $ 149    $  246
        Tax authorities                                        116        18
        Related parties **)                                     32        21
        Accrued expenses                                         -       914
        Provision for guarantee                                 75       138
                                                          --------  --------

                                                             $ 372    $1,337
                                                          ========  ========
*)   See Note 10a
**)  See Note 13b.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
U.S. dollars in thousands


NOTE 7:-  ACCRUED SEVERANCE PAY

        The Company's liability for severance pay, pursuant to Israeli law, is fully provided by an accrual. Part of the liability is funded through insurance policies. The cash value of these policies is recorded as an asset in the Company's balance sheets.

        Severance expenses for the three years ended December 31, 1997, 1998 and 1999, amounted to approximately $ 195, $ 322 and $ 495, respectively.


NOTE 8:-  CONVERTIBLE LOANS

        On July 8, 1999, the Company entered into a convertible loans agreement ("the agreement") with one existing shareholder and with several new investors, in the aggregate amount of $ 11,694 (such amount includes loans which were received prior to executing the agreement, as described below, and accrued interest in the amount of $ 144).

        The loans are denominated in dollars and bear annual interest at the rate of 5%, payable annually on December 31, of each calendar year commencing on December 31, 1999.

        The loans shall be due on December 31, 2002 ("the repayment date") and shall be convertible, including accrued but unpaid interest, at any time until the repayment date. The loans shall be converted into the number of issued and outstanding Ordinary shares equal to the principal amount of the loan divided by the conversion price, which is $ 40.6 per share, subject to adjustments set forth in the agreement.

        The conversion price regarding $ 2,400 received during the fourth quarter of 1998, shall at all times and in any event be equal to 75% of the applicable conversion price.

        The aggregate principal amount of loans is composed as follows:

        1. $ 7,000 were received during the third quarter of 1999 from new investors:
        2. $ 2,150 were received during the second quarter of 1999 from an existing shareholder.
        3. $ 2,400 were received during the fourth quarter of 1998 from an existing shareholder.

        In addition, the Company granted options Series A,B,C and D to the shareholder and to the new investors. The exercise price of the options and the number of options are dependent upon the volume of sales of the Company during the years 1999 and 2000, as determined in the agreement.

        The options are exercisable upon the earlier of:

        1.  Series A and C: December 31, 2001; Series B and D: December 31,
            2002.
        2.  The initial offering of Company's shares to the public.
        3. A merger or acquisition pursuant to which the Company is not the surviving entity.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands


NOTE 9:-  SHARE CAPITAL

        a. On July 15, 1999, shareholders' loans in the aggregate amount of $ 2,797, including accrued interest in the amount of $ 297 thousand, were converted into 129,698 Ordinary shares of the Company.

        b. On October 2, 1999, the Company issued 240,741 Ordinary shares in consideration of $ 6,308 net.

            In addition, the Company granted to the investor warrants for the purchase of Ordinary shares, entitling the investor to purchase 214,500 Ordinary shares at an exercise price of $ 35 per share during the period from date of agreement until the earlier of:

            1.  The initial offering of Company's shares to the public.
            2. The sale of substantially all of the assets or the shares of the Company.
            3.  December 31, 2001.

        c.  Stock options to employees:

            1. According to the Company's stock option plan to employees ("the plan"), 194,743 options may, from time to time, be granted to employees of the Company. As of December 31, 1999, 2,500 options of the Company are still available for future grant.

                Any options which are canceled or not exercised before expiration become available for future grant.

                An option must be granted within ten years from the date the plan is adopted and expires no later than January 1, 2006.

                As long as the Company's shares have not been listed for trade, in the event one shareholder will hold more than 80% of the Company's issued share capital, all of the employee options which have not yet become exercisable, will become exercisable to shares.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands, except per share data

                A summary of the Company's share option activity under the Plan is as follows:

                                                                             Year ended December 31,
                                            ---------------------------------------------------------------------------------------
                                                        1997                          1998                         1999
                                            ---------------------------   ---------------------------   ---------------------------
                                                             Weighted                     Weighted                       Weighted
                                                Number        average         Number      average            Number      average
                                                  of         exercise           of        exercise             of        exercise
                                                options        price         options       price            options       price
                                            ------------  -------------   ------------   ------------   -------------  ------------
Options outstanding at the beginning
 of the year                                      89,168      $    5.99         88,468       $   5.96          88,443     $    5.96
Granted                                                -              -              -              -         107,500         14.36
Exercised                                              -              -              -              -               -             -
Forfeited                                           (700)         10.00            (25)         10.00          (3,700)        10.00
                                            ------------  -------------   ------------   ------------   -------------  ------------

Options outstanding at the end of the
 year                                             88,468      $    5.96         88,443       $   5.96         192,243     $   10.58
                                            ============  =============   ============   ============   =============  ============

Options exercisable                               54,892      $    4.75         76,243       $   5.31         100,006     $    6.62
                                            ============  =============   ============   ============   =============  ============


                The options outstanding as of December 31, 1999 have been separated into ranges of exercise price, as follows:


                       Options           Weighted
                     outstanding          average           Options
                        as of           remaining       exercisable as         Weighted
     Exercise        December 31,      contractual      of December 31,        average
       price             1999             life               1999            exercise price
----------------   ---------------   ---------------   -----------------   -----------------
 $      0.03            32,501            6.00               32,501            $ 0.03
        5.00             6,667            6.00                6,667              5.00
       10.00            74,975            6.00               57,638             10.00
       16.00            78,100            6.00                3,200             16.00
----------------   ---------------   ---------------   -----------------   -----------------

 $0.03-$ 16.00         192,243            6.00              100,006            $ 6.62
================   ===============   ===============   =================   =================

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

            2. Pro forma information regarding net loss is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these awards was estimated at the date of grant using the minimum value options pricing model. The minimum value options pricing valuation model was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions: risk-free interest rates of 6% for 1997 and 1998, and 5.75% for 1999, no dividend yield for 1997, 1998 and 1999; and a weighted-average expected life of the option of approximately five years for 1997 and 1998, and one half to one and half years for 1999.

                Pro-forma information under SFAS No. 123 is as follows:

                                                                       Year ended December 31,
                                                        ---------------------------------------------------
                                                              1997              1998              1999
                                                        --------------    --------------    ---------------
                Net loss                                        $4,260            $6,010             $9,376
                                                        ==============    ==============    ===============

                Pro-forma net loss                              $4,296            $6,037             $9,420
                                                        ==============    ==============    ===============

                Pro-forma basic and diluted
                 net loss per share                             $ 6.27            $ 8.54             $11.40
                                                        ==============    ==============    ===============

NOTE 10:-  CONTINGENT LIABILITIES AND COMMITMENTS

        a.  Royalties:

            (i) Under the Company's research and development agreements with the
                Office of the Chief Scientist ("OCS") and pursuant to applicable law, the Company is required to pay royalties at the rate of 3% to 5% of sales of products developed with funds provided by the OCS, up to an amount equal to 100% of the OCS's research and development grants related to such projects.

                Royalties regarding agreements with the OCS ("agreements") which were signed before 1999 are dollar-linked, as royalties regarding agreements signed in 1999 are dollar-linked+Libor.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

                  Repayment of such grants is not required, in the event that there are no sales of products with respect to such grants.

                  For the years ended December 31, 1997, 1998 and 1999, the Company recognized grants in the amounts of $ 1,662, $ 2,173 and $ 2,452, respectively, which are presented in the financial statements as an offset to research and development costs.

            (ii) The Company is committed to pay to the Israeli-U.S. Binational Industrial Research and Development Foundation ("BIRD-F") royalties of 2.5% on proceeds from sales of any product arising from the research and development project, up to the amount of 100%-150% of the grant. The Company received a grant in the amount of $ 111.

            (iii) The Company has expensed royalties relating to the repayment of such grants in the amount of $ 0, $ 107 and $ 274 for the years ended December 31, 1997, 1998 and 1999, respectively.

            (iv) As of December 31, 1999, the Company has a contingent obligation to pay royalties in the amount of $ 8,509 in respect of the aforementioned grants and participations received from the OCS and the BIRD-F.

        b.  Charges and guarantees:

            The Company has placed floating charges in favor of two banks on its property, assets and insurance rights, and also a fixed charge on its share capital and goodwill.

        c.  Lease commitments:

            The Company's premises are rented from a related party, under an operating lease, for a period until August 31, 2003.

            The future minimum lease commitment, under a non-cancelable operating lease is $ 265, annually.

            Total rent expenses for the years ended December 31, 1997, 1998 and 1999, were approximately $ 172, $ 216 and $ 265, respectively.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands


NOTE 11:-  TAXES ON INCOME

        a. Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (hereinafter - "the law"):

            According to the provisions of this law, the Company has elected to enjoy "alternative benefits" - waiver of grants in return for a tax exemption and, accordingly, the Company's income is tax-exempt for a period of two years commencing with the year it first earns taxable income. In the remaining five years of benefits, the Company will be liable to a corporate tax of 25%. The period of tax benefits has not yet commenced.

            The period of tax benefits, detailed above, is subject to limits of 12 years from the commencement of production, or 14 years from the approval date (which is December 29, 1996), whichever is earlier.

            If a dividend is distributed out of such tax-exempt profits, the Company will be liable for corporate tax at the rate of 25%.

            The law also grants entitlement to claim accelerated depreciation on buildings, machinery and equipment used by the "approved enterprise", during five tax years.

            Should the Company derive income from sources other than the approved enterprises during the relevant period of benefits, such income will be taxable at regular corporate tax rate of 36%.

        b. Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments), 1985.

            Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli CPI. As explained in Note 2b, the financial statements are presented in US dollars. The difference between the annual change in the CPI and in the NIS\dollar exchange rate causes a difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not reserved for deferred income taxes on the difference between the reporting currency and the tax bases of assets and liabilities.

        c.  Deferred income taxes:

            Deferred taxes have not been included, as it is more likely than not that they will not be utilized in the foreseeable future.

        d.  Carryforward losses:

            As of December 31, 1999 the Company has approximately $ 21,773 in losses to offset against future taxable income, which have no expiration date.

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands


NOTE 12:-  SELECTED STATEMENTS OF OPERATIONS DATA

        a. Research and development cost, net:

                                                                                 Year ended December 31,
                                                                 -----------------------------------------------------
                                                                       1997               1998               1999
                                                                 ---------------    ---------------    ---------------
           Total cost                                                $     5,024        $     6,833         $    7,919
           Less - royalty-bearing grant (Note 10a)                         1,662              2,173              2,452
                                                                 ---------------    ---------------    ---------------

                                                                     $     3,362        $     4,660         $    5,467
                                                                 ===============    ===============    ===============
        b. Selling and marketing, net:

           Total cost                                                $       392        $       489         $      964
           Less - non-royalty-bearing grants                                   -                  -                 50
                                                                 ---------------    ---------------    ---------------

                                                                     $       392        $       489         $      914
                                                                 ===============    ===============    ===============
        c. Financial income (expenses):

            Financial expenses:
            Interest                                                 $       (15)       $      (258)        $     (736)
            Amortization of deferred compensation
             to a bank                                                         -                  -                (37)
            Other expenses                                                    (4)                (8)               (10)
            Foreign currency translation differences                         (66)              (223)              (402)
                                                                 ---------------     --------------    ---------------

                                                                             (85)              (489)            (1,185)
                                                                 ---------------     --------------      -------------

            Financial income:                                                116                 60                 37
             Interest                                                         33                  -                  -
             Gain from marketable securities                                  38                452                436
             Foreign currency translation differences            ---------------     --------------      -------------

                                                                            187                 512                473
                                                                 ---------------     --------------      -------------

                                                                     $      102         $        23         $     (712)
            Financial income (expenses), net                     ===============     ==============      =============

                                                                   TELEGATE LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. dollars in thousands

NOTE 13:-  TRANSACTIONS AND BALANCES WITH RELATED PARTIES

        All of the Company's sales are made to its sole customer through a company who is also a 28% shareholder in the Company.

        a.  Transactions with related parties:

                                                               Year ended December 31,
                                                   ------------------------------------------
                                                      1997           1998             1999
                                                   ----------     -----------     -----------
            Sales                                    $     -         $  3,569         $ 9,144
            Rent and maintenance                     $   252         $    270         $   432
            Subcontractors                           $     -         $    139         $   137
            Interest                                 $    14         $    193         $   496

        b.  Balances with related parties:

                                                                      December 31,
                                                                  ---------------------------
                                                                      1998            1999
                                                                  -----------     -----------
            Trade receivables                                        $    320         $ 5,548
            Advances from a customer                                 $    385         $     -
            Other accounts payable                                   $     32         $    21

b) Terayon Communication Systems, Inc. unaudited pro forma combined condensed financial statements.

The following unaudited pro forma combined condensed financial statements give effect to the Terayon Communication Systems, Inc. ("Terayon") acquisition of certain assets and the assumption of certain liabilities of Access Networks Electronics Business, a division of Tyco Electronics Corporation, in exchange for common shares of Terayon that was completed on April 22, 2000 and the acquisition of Combox Ltd. ("Combox") through a merger and exchange of shares that completed on April 18, 2000. In addition, the unaudited pro forma combined condensed financial statements give effect to Terayon's acquisition of Telegate Ltd. ("Telegate") through a merger and exchange of shares that was completed on January 2, 2000, Terayon's acquisition of Radwiz Ltd. ("Radwiz") through a merger and exchange of shares that was completed on November 22, 1999 and Terayon's acquisition of Imedia Corporation ("Imedia") through a merger and exchange of shares that was completed on September 16, 1999.

<-PAGE>

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF MARCH 31, 2000
                                (in thousands)

                                                        Terayon        ANE          Combox        Pro-forma
                                                         Actual       Actual        Actual       Adjustments            Total
                                                       -----------  ----------     ---------     ------------       --------------
Assets
Current assets:
     Cash and cash equivalents                         $    54,676  $              $   4,238     $       (250) [9]   $     $58,664
     Short-term investments                                 63,200                                                          63,200
     Accounts receivable, net                               22,079       7,282           370                                29,731
     Accounts receivable from related party                 13,104                                                          13,104
     Inventory                                              12,284       5,566           319     $      1,890  [1]          20,059
     Other current assets                                   10,115          59           266                                10,440
                                                       -----------  ----------     ---------     ------------        -------------
         Total current assets                              175,458      12,907         5,193            1,640              195,198

Property and equipment, net                                  9,544       8,206           310      $    (1,996) [1]          16,064
Developed technology                                        72,864                                     12,600  [1]          97,964
                                                                                                       12,500  [7]
Assembled workforce                                          7,800                                     12,200  [1]          21,100
                                                                                                        1,100  [7]
Trademark                                                    4,721                                        600  [1]           5,321
Customer Relationship                                       31,698                                                          31,698
Customer Base                                                                                           2,400  [1]           2,400
Other assets                                                 3,604                                                           3,604

Goodwill                                                   144,467                       275           42,138  [1]         265,454
                                                                                                       78,574  [7]
                                                       -----------  ----------     ---------     ------------        -------------
         Total assets                                  $   450,156  $   21,113     $   5,778     $    161,756        $     638,803
                                                       ===========  ==========     =========     ============        =============

Liabilities and Stockholders' Equity
Current liabilities:
     Short-term debt                                         1,078                       381                                 1,459
     Accounts payable                                       39,212       4,500           578                                44,290
     Accrued payroll and related expenses                    6,386                       608                                 6,994
     Other accrued liabilities                               9,856       1,680                            500  [2]          12,576
                                                                                                          540  [8]
     Current portion of capital lease obligations                5                                                               5
                                                       ------------------------------------------------------        -------------
         Total current liabilities                          56,537       6,180         1,567            1,040               65,324

Deferred tax liabilities                                    10,916                                      4,896  [13]         15,812
                                                                                                                                 -
Long-term debt                                                                           938                                   938
Long-term obligations                                        1,775                                                           1,775
Accrued severance pay                                                                    327                                   327

Stockholders' equity (deficiency):
     Common stock                                          559,472                     9,537           85,000  [3]         741,906
                                                                                                       87,897  [9]

     Accumulated deficit                                 (176,795)                   (6,316)             (735) [4]        (185,530)
                                                                                                       (1,684) [10]

     Deferred compensation                                 (1,395)                     (275)              275  [12]         (1,395)
     Stockholders' notes receivable                            (6)                                                              (6)
     Accumulated other comprehensive income                  (348)                                                            (348)
                                                       ----------   ----------     --------      ------------        -------------
         Total stockholders' equity (deficiency)          380,928            -        2,946           170,753              554,627
                                                       ------------------------------------------------------        -------------
         Total liabilities and stockholders' equity    $  450,156   $    6,180     $  5,778      $    176,689        $     638,803
                                                       ======================================================        =============


   See notes to unaudited pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                   (in thousands, except per share amounts)


                                                     Terayon          ANE         Combox           Pro-forma
                                                      Actual         Actual       Actual          Adjustments             Total
                                                   ------------   -----------   ------------    ---------------        -----------
Revenues:
   Product revenues                                $     33,635   $    14,543   $        238                           $    48,416
   Related party product revenues                        25,702                                                             25,702
                                                   ------------   -----------   ------------    ---------------        -----------
      Total revenues                                     59,337        14,543            238                                74,118
                                                                                                              -

Cost of Goods Sold:
   Cost of product revenues                              24,967        11,364            338              1,263  [6]        38,618
                                                                                                             44  [5]
                                                                                                            642 [11]
   Cost of related party product revenues                18,981                                                             18,981

                                                   ------------------------------------------------------------        -----------
      Total cost of goods sold                           43,948        11,364            338              1,949             57,599

Gross profit (loss)                                      15,389         3,179           (100)            (1,949)            16,519
Operating Expenses:
Research and development, net                            10,568         2,704          1,201                588  [6]        15,242
                                                                                                             89  [5]
                                                                                                             92 [11]

Cost of product development assistance
  agreement                                               9,563                                                              9,563
In-process research and development                       6,750                                          (6,750)[16]             -
Sales and marketing                                       7,676         1,454            250                368  [6]         9,903
                                                                                                            144  [5]
                                                                                                             11 [11]
General and administrative                                4,185           525            930                 88  [6]         5,884
                                                                                                            139  [5]
                                                                                                             17 [11]
Goodwill amortization                                     6,435                                           2,107  [6]        12,471
                                                                                                          3,929 [11]
                                                   ------------   -----------   ------------    ---------------        -----------
Total operating expenses                                 45,177         4,683          2,381                822             53,063
                                                   ------------   -----------   ------------    ---------------        -----------

Operating loss                                          (29,788)       (1,504)        (2,481)            (2,771)           (36,544)

Interest income (expense), net                            1,394                         (173)                                1,221
                                                   ------------   -----------   ------------    ---------------          ---------
Net loss applicable to common stockholders         $    (28,394)  $    (1,504)  $     (2,654)   $        (2,771)         $ (35,323)
                                                   ============   ===========   ============    ===============          =========

Historical basic and diluted net loss per share
  attributable to common stockholders              $      (0.52)                                                         $   (0.61)
                                                   ============                                                          =========

Shares used in computing historical basic and
  diluted net loss per share attributable to
  common stockholders                                    54,512                                           2,950             57,462
                                                   ============                                 ===============          =========

   See notes to unaudited pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                   (in thousands, except per share amounts)


                                       Terayon       ANE        Combox     Radwiz   Telegate   Imedia   Pro-forma
                                       Actual       Actual      Actual     Actual    Actual    Actual   Adjustments         Total
                                      ----------   ---------   --------   --------  --------  --------  -----------       ---------
Revenues:
   Product revenues                   $   57,345   $  73,069   $  1,012   $  1,704            $  3,567  $   (2,762) [17]  $ 133,935
   Related party product revenues         39,664                                       9,144                                 48,808
                                      ----------   ---------   --------   --------  --------  --------  ----------        ---------
      Total revenues                      97,009      73,069      1,012      1,704     9,144     3,567      (2,762)         182,743

Cost of Goods Sold:
   Cost of product revenues               46,215      49,308        757      1,573               1,697         175   [5]    130,774
                                                                                                             5,050   [6]
                                                                                                             2,569  [11]
                                                                                                            15,672  [15]
                                                                                                             4,450  [19]
                                                                                                             3,308  [22]
   Cost of related party product
     revenues                             25,829                                       9,399                (2,762) [17]     32,466
                                      ----------------------------------------------------------------------------        ---------
      Total cost of goods sold            72,044      49,308        757      1,573     9,399     1,697      28,462          163,240

Gross profit (loss)                       24,965      23,761        255        131      (255)    1,870     (31,224)          19,503
Operating Expenses:
Research and development, net             17,579      13,913        930      1,649     5,467     2,432         355   [5]     47,055
                                                                                                             2,350   [6]
                                                                                                               367  [11]
                                                                                                               987  [15]
                                                                                                               668  [19]
                                                                                                               358  [22]
Cost of product development assistance
  agreement                               35,147                                                                             35,147

In-process research and development       14,600                                                            (3,600) [20]          -
                                                                                                           (11,000) [23]

Sales and marketing                       15,727       7,061        512      2,351       914     2,705         575   [5]     32,902
                                                                                                             1,470   [6]
                                                                                                                46  [11]
                                                                                                               215  [15]
                                                                                                               588  [19]
                                                                                                               738  [22]

General and administrative                 7,476       2,774        870      1,001     1,927     2,534         555   [5]     18,134
                                                                                                               350   [6]
                                                                                                                69  [11]
                                                                                                               269  [15]
                                                                                                               167  [19]
                                                                                                               142  [22]

Goodwill amortization                      3,524                                                             8,428   [6]     49,865
                                                                                                            15,715  [11]
                                                                                                            11,105  [15]
                                                                                                             3,557  [19]
                                                                                                             7,536  [22]
                                      ----------   ---------   --------   --------  --------  --------    --------        ---------
Total operating expenses                  94,053      23,748      2,312      5,001     8,308     7,671      42,010          183,103
                                      ----------   ---------   --------   --------  --------  --------    --------        ---------

Operating loss                           (69,088)         13     (2,057)    (4,870)   (8,563)   (5,801)    (73,234)        (163,600)



Interest income (expense), net             5,008           -         70        (42)     (711)     (629)                       3,696
                                      ----------   ---------   --------  ---------  --------  --------    --------        ---------
Net loss applicable to common
  stockholders                        $  (64,080)  $      13   $ (1,987) $  (4,912) $ (9,274) $ (6,430)   $(73,234)       $(159,904)
                                      ==========   =========   ========  =========  ========  ========    ========        =========

Historical basic and diluted net
  loss per share attributable to
  common stockholders                 $    (1.55)                                                                         $   (3.07)
                                      ==========                                                                          =========

Shares used in computing historical
  basic and diluted net loss per
share attributable to
  common stockholders                     41,260                                                            10,754           52,014
                                      ==========                                                          ========        =========

   See notes to unaudited pro forma combined condensed financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

As of, and For the Three Months Ended March 31, 2000 and For the Year Ended December 31, 1999

The Unaudited Pro Forma Combined Condensed Financial Statements as of and for the three months ended March 31, 2000 give effect to:

 .    Terayon's acquisition of certain assets and liabilities of Access Network
     Electronics ("ANE"), a division of Tyco Electronics Corporation, Ltd. ("Tyco"), in exchange for common shares of Terayon ("the ANE acquisition") that was completed on April 22, 2000.

 .    Terayon Communication Systems, Inc. ("Terayon") acquisition of Combox Ltd.
     ("Combox") through a merger and exchange of shares ("the Combox merger") that was completed on April 18, 2000.


The Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended March 31, 2000 reflect the ANE and Combox transactions as if they had taken place on January 1, 2000. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the ANE and Combox transactions as if they had occurred on March 31, 2000.

In addition, to the ANE and Combox acquisition the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999 give effect to:

 .    Terayon's acquisition of Imedia Corporation ("Imedia") through a merger and exchange of shares that was completed on September 16, 1999.

 .    Terayon's acquisition of Radwiz Ltd. ("Radwiz") through a merger and exchange of shares that was completed on November 22, 1999.

 .    Terayon's acquisition of Telegate Ltd. ("Telegate") through a merger and exchange of shares that was completed on January 2, 2000.

The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999 reflect the Imedia, Radwiz, Telegate, ANE and Combox transactions as if they had taken place on January 1, 1999.

The results of Imedia, Radwiz and Telegate are included in Terayon's actual results for the period following September 16, 1999, November 22, 1999 and January 2, 2000, respectively.

The ANE, Combox, Telegate, Radwiz and Imedia transactions were accounted for using the purchase method of accounting. The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of each of the acquired companies based on actual fair value. In the opinion of Terayon's management, all

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS


adjustments necessary to present fairly such unaudited pro forma combined condensed financial statements have been made on the proposed terms and structure of the above transactions.

In connection with the acquisition of ANE, Terayon expects to incur write-offs related to in-process research and development of approximately $735,000. In connection with the acquisition of Combox, Terayon expects to incur write-offs related to in-process research and development of approximately $8.0 million. In connection with the acquisition of Radwiz, Terayon incurred write-offs related to in-process research and development of approximately $3.6 million in the year ended December 31, 1999. In connection with the acquisition of Imedia, Terayon incurred write-offs related to in-process research and development of $11.0 million in the year ended December 31, 1999. In connection with the acquisition of Telegate, Terayon incurred write-offs related to in-process research and development of approximately $6.8 million in the three months ended March 31, 2000. The Unaudited Pro Forma Combined Condensed Balance Sheet includes the Radwiz, Telegate and Imedia write-offs and the anticipated ANE and Combox write-offs related to in-process research and development; however, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect these charges. The charges related to in-process research and development for ANE and Combox will be reflected in Terayon's consolidated financial statements when the mergers are consummated. Terayon expects integration costs to be insignificant as a result of the mergers.

Terayon's Board of Directors approved a two-for-one stock split in April 2000. The stock split was paid in the form of a stock dividend to all stockholders of record on April 25, 2000, and was distributed on May 5, 2000. All share numbers reflect the two-for-one split.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS--continued


The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the actual financial results would have been had all of the above mergers taken place on January 1, 1999, January 1, 2000 or March 31, 2000 and do not purport to indicate the results of future operations.

The unaudited pro forma combined condensed financial statements give effect to the following pro forma adjustments.

1. In accordance with the Asset Purchase Agreement between Terayon and Tyco Electronics Corporation ("the ANE Agreement), Terayon agreed to purchase substantially all of the assets and assume specified liabilities of ANE.

     The ANE acquisition was accounted for using the purchase method of accounting. In general, Tyco will receive shares of Terayon common stock. The aggregate number of shares of Terayon common stock to be issued under the ANE Agreement will depend, among other things, on the performance of the Company's common stock over the period between the closing of the merger and the date on which a registration statement registering the shares issued at the closing becomes effective. On the closing date, Terayon issued 1,404,552 shares of common stock to Tyco. In addition, Terayon agreed to establish an employee retention program for the purposes of retaining certain identified employees of ANE. The retention program provides for up to three annual payments to the identified employees in a total amount of approximately $4.2 million provided the employees remain employed by Terayon. The retention payments will be charged to expense over the employees' respective periods of service.

     For purposes of the pro forma combined condensed financial statements the purchase price was determined to be approximately $85.0 million. This represents the minimum purchase price, as specified in the Agreement, to be issued to the shareholders.


     The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of ANE based upon preliminary estimates of fair value. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma combined condensed financial statements after valuations and other procedures to be performed after the closing of the ANE merger have been completed. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired (in thousands):

                                                                  Annual
                                             Amortization      Amortization
                                                 Life         of Intangibles
                                            --------------   ----------------
Estimated Acquisition Cost:

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


  Estimated Purchase Price...................      $ 85,000
  Acquisition Expenses.......................           500
                                                   --------
    Total Estimated Acquisition Cost.........      $ 85,500
                                                   ========

Purchase Price Allocation:
  Historical value of net assets acquired
    of ANE at March 31, 2000.................      $ 14,933
  Adjustment to state net assets as fair
    market value                                       (106)
                                                   --------
                                                     14,827
  Intangible assets acquired:

    Developed technology.....................        12,600    5 years   $ 2,520
    Assembled workforce......................        12,200       2        6,100
    Trademark................................           600       5          120
    Customer base............................         2,400       5          480

    In-Process technology....................           735

    Goodwill.................................        42,138       5        8,428

                                                   --------
                                                   $ 85,500
                                                   ========


     Tangible assets of ANE acquired principally include accounts receivable, inventory and property and equipment. Liabilities of ANE assumed principally include accounts payable and accrued liabilities.

     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $12.6 million for developed technology which had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a five year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $12.2 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.


     The preliminary goodwill allocation as of March 31, 2000 is approximately $42.1 million. Amortization of goodwill will occur over six years.


     The projects identified as in-process at ANE are those that were underway at the time of the acquisition of ANE and will, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     identifiable technological risk factors that indicate that even though successful completion is expected, it is not assured. The value of the in-process research and development was determined as $735,000.

     In-process technology acquired in the transaction consists primarily of additions to ANE's core technology, which is related to ANE's planned development of new features. A portion of the intended functionality of these new features is not supported by ANE's current technology. The resultant technology is intended to allow the transmission from a 56Kbps modem without the loss of transmission rate.

     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in calendar 2000. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

2. The pro forma adjustment to "Other accrued liabilities" reflects the accrual of acquisition costs arising from the ANE acquisition, for a total of approximately $500,000.

3. The pro forma adjustment to "Common stock" reflects the issuance of Terayon common stock ($85.0 million) in exchange for certain assets and liabilities of ANE.

4.   The pro forma adjustment reflects the in-process technology charge
     ($735,000).

5. The pro forma adjustment reflects the cost associated with the retention program.

6. The pro forma adjustment reflects the amortization of goodwill, developed technology trademark and assembled workforce.

7. In accordance with the Share Purchase Agreement among Terayon and Combox ("the Agreement"), Combox became a wholly-owned subsidiary of Terayon, and all outstanding shares of its common stock were converted into shares of common stock of Terayon. The Combox acquisition was completed on April 18, 2000.

     The Combox acquisition was accounted for using the purchase method of accounting. In general, the shareholders and vested optionholders of Combox received 1,547,770 shares and options to purchase shares of Terayon common stock and a cash payment of approximately $250,000. In addition, Terayon will issue options to purchase shares of Terayon common stock to the unvested optionholders of Combox, the value of which will be included in the purchase price.

     For purposes of the pro forma combined condensed financial statements the purchase price was determined to be approximately $97.7 million. The estimated purchase price was determined as the value of Terayon's common stock issued at closing

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     ($92.0 million) and the value of the options to purchase Terayon's shares issued to the unvested optionsholders ($5.5 million) based on the fair market value of Terayon's common stock on the days immediately preceding and following the date the acquisition was announced. In addition, a cash payment of approximately $250,000 is included in the purchase price. Proceeds to be received from the optionholders and warrantholders upon exercise are not significant.


     The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Combox based upon preliminary estimates of fair value. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma combined condensed financial statements after valuations and other procedures to be performed after the closing of the Combox merger have been completed. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired (in thousands):



                                                                            Annual
                                                           Amortization   Amortization
                                                              Life       of Intangibles
                                                           ------------- ---------------
Estimated Acquisition Cost:
     Estimated Purchase Price................     $97,684
     Estimated transaction and other direct
     costs...................................         540
                                                  -------
          Total Estimated Acquisition Cost...     $98,224
                                                  =======

Purchase Price Allocation:
     Historical value of net assets acquired
         of Combox at March 31, 2000.........     $ 2,946

     Intangible assets acquired:
        Developed technology.................      12,500    5 years       $ 2,500
        Assembled workforce..................       1,100       2              550
        In-Process technology................       8,000
        Goodwill.............................      78,574       5           15,715
        Deferred tax liability...............      (4,896)
                                                  -------
                                                  $98,224
                                                  =======

     Tangible assets of Combox acquired principally include cash and cash equivalents and accounts receivable. Liabilities of Combox assumed principally include short and long term debt, accounts payable and accrued liabilities.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $12.5 million for developed technology which had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a five year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $1.1 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.


     The preliminary goodwill allocation as of March 31, 2000 is approximately $78.6 million. Amortization of goodwill will occur over five years.


     The projects identified as in-process at Combox are those that were underway at the time of the acquisition of Combox and will, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have identifiable technological risk factors that indicate that even though successful completion is expected, it is not assured. The value of the in-process research and development was determined as $8.0 million.

     In-process technology acquired in the transaction consists primarily of additions to Combox's core technology, which is related to Combox's planned development of new features. A portion of the intended functionality of these new features is not supported by Combox's current technology. Intended new features include modems that offer end-to-end solutions for both the cable and the satellite infrastructure.

     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in late calendar 2000. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

8. The pro forma adjustment to "Other accrued liabilities" reflects the accrual of acquisition costs arising from the Combox acquisition, for a total of approximately $540,000.

9. The pro forma adjustment to "Common stock" reflects the elimination of Combox's common stock ($9.5 million), the impact of the issuance of Terayon common stock ($97.4 million) and the payment of $250,000 in cash for Combox.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


10. The pro forma adjustment to "Accumulated deficit" reflects the elimination of Combox's accumulated deficit ($6.3 million) and the in-process technology charge ($8.0 million).

11. The pro forma adjustment is for the amortization of goodwill, developed technology, trademark and assembled workforce.

12. The pro forma adjustment eliminates deferred compensation related to Combox options.

13. Goodwill has been increased and deferred tax liabilities have been recorded in the amount of approximately $4.9 million to reflect the net tax effect of the book/tax basis differences in the acquired intangibles, excluding goodwill and in-process research and development. Deferred tax assets have been realized based on the projected reversal of taxable temporary differences and have been netted against deferred tax liabilities for purposes of allocating the purchase price.

14. In accordance with the Share Purchase Agreement among Terayon and Telegate ("the Agreement"), Telegate became a wholly-owned subsidiary of Terayon, and all outstanding shares of its common stock were converted into shares of common stock of Terayon. The acquisition of Telegate was completed on January 2, 2000. The results of Telegate for the period following January 2, 2000 are included in Terayon's actual results.

     The Telegate merger was accounted for using the purchase method of accounting. In general, the shareholders and vested optionholders of Telegate received 4,400,000 shares of Terayon common stock and options to purchase shares of Terayon common stock plus a cash payment equal to Telegate's net current assets at closing in excess of $2.0 million. In addition, the Company issued a warrant to purchase 2,000,000 shares of the Company's common stock under the terms of an agreement between Telegate and a customer of Terayon. The value of the warrant was included in the purchase price and was associated with the value of the customer relationship.

     The purchase price was determined to be approximately $138.1 million. This represents the minimum purchase price as specified in the Telegate Agreement of $100.0 million, an estimated cash payment of $3.5 million and the value of the warrant ($34.6 million). Terayon does not anticipate receiving any proceeds from the optionholders upon exercise of the options and warrants. The purchase price was allocated to the assets acquired and liabilities assumed based on a determination from an independent appraisal of their respective values.

     Below is a table of the approximate purchase price, purchase price allocation and annual amortization of the intangible assets acquired:

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


                                                                                             Annual
                                                                      Amortization        Amortization
                                                                          Life           of Intangibles
                                                                     ---------------    ------------------
Approximate Purchase Price:
  Purchase price............................            $ 138,067
  Estimated transaction and other direct
  costs.....................................
                                                            1,929
                                                     ------------
                                                        $ 139,996
                                                     ============

Purchase Price Allocation:
  Historical net tangible assets of Telegate
    at January 2, 2000......................            $  (5,580)
  Conversion of Telegate convertible
    notes and accrued interest..............               12,482
                                                     ------------
                                                            6,902
     Intangible assets acquired:
        Customer relationship...............               34,580           3 years        $11,527
        Developed technology................               21,100               6            3,517
        Assembled workforce.................                4,200               2            2,100
        In-Process Technology...............                6,750
        Goodwill............................               66,631               6           11,105
        Deferred tax liability..............                 (167)
                                                     ------------
                                                        $ 139,996
                                                     ============


     Tangible assets of Telegate acquired principally include cash, accounts receivable, inventory and property and equipment. Liabilities of Telegate assumed in the Telegate merger principally include accounts payable and accrued liabilities.

     The value of the customer relationship was determined as the value of the warrant ($34.6 million) using the Black Scholes model. The warrant is fully vested, non-forfeitable, and immediately exercisable and has a term of three years. The value of the customer relationship is being amortized on a straight-line basis over a three-year period.

     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $21.1 million for developed technology that had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a six year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     each category of employee. The analysis yielded a valuation of approximately $4.2 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.

     The goodwill allocation is approximately $66.6 million. Amortization of goodwill will occur over six years.

     The projects identified as in process at Telegate are those that were underway at the time of the acquisition of Telegate and would, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have identifiable technological risk factors that indicate that even though successful completion is expected, it is not assured. Terayon incurred $6.8 million in in-process research and development write-offs in the three months ended March 31, 2000 as result of the Telegate merger.

     In-process technology acquired in the transaction consists primarily of additions to Telegate's core technology, which is related to Telegate's planned development of new features. The majority of the intended functionality of these new features is not supported by Telegate's current technology. Intended new features include: connection on demand functionality to extend the product's ISDN compatibility; the ability to use cordless technology for either voice or data applications; and, a subscriber end unit that can be used in multi-dwelling units.

     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in calendar 2000. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

15. The pro forma adjustment reflects the amortization of goodwill, developed technology, trademark and assembled workforce for the twelve month period ended December 31, 1999.

16. The pro forma adjustment reflects the elimination of $6.8 million of in-process research and development write-offs incurred by Terayon in the three months ended March 31, 2000 relating to the Telegate merger.

17. The pro forma adjustment reflects the elimination of intercompany transactions between Terayon and Telegate prior to the merger.

18. In accordance with the Share Purchase Agreement among Terayon and Radwiz ("the Radwiz Agreement"), Radwiz became a wholly-owned subsidiary of Terayon, and all outstanding shares of its common stock converted into shares of common stock of Terayon. The acquisition of Radwiz was completed on November 22, 1999. The

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     results of Radwiz for the period following November 22, 1999 are included in Terayon's actual results.

     The Radwiz merger was accounted for using the purchase method of accounting. In general, the shareholders and vested optionholders received cash and shares of Terayon common stock and options to purchase shares of Terayon common stock. On the closing, Terayon paid $250,000 in cash and issued 1,747,164 shares of Terayon common stock to the former shareholders of Radwiz and issued options to purchase 145,142 shares of Terayon common stock to the vested optionholders of Radwiz. In addition, the unvested optionholders of Radwiz options also received options to purchase Terayon common stock, the fair value of which was included in the purchase price. The aggregate number of shares of the Company's common stock to be issued under the Radwiz Agreement will depend, among other things, on the performance of the Company's common stock over the period between the closing and the twelve month anniversary. Subsequent to December 31, 1999, the market valuation specified in the Radwiz Agreement was reached and Terayon's obligation to issue additional shares of common stock was eliminated. As a result, no additional consideration will be issued to the former shareholders and optionholders of Radwiz.

     The approximate purchase price was determined to be $52.7 million. This represents the minimum purchase price, as specified in the Agreement, to be issued to the shareholders and vested optionholders of Radwiz ($50.0 million) plus the value of the options issued to unvested optionholders of Radwiz ($2.7 million) based on the market value of Terayon's common stock on the date the acquisition was announced. Proceeds to be received from the Radwiz optionholders upon exercise of their options are not significant. The purchase price was allocated to the assets acquired and liabilities assumed based on a determination from an independent appraisal of their respective values.


     Below is a table of the approximate purchase price, purchase price allocation and annual amortization of the intangible assets acquired (in thousands):


                                                                                                Annual
                                                                         Amortization        Amortization
                                                                             Life           of Intangibles
                                                                       ------------------ -------------------
Approximate Purchase Price:
     Purchase price..............................       $  52,667
     Estimated transaction and other direct
     costs.......................................             902
                                                        ---------
                                                        $  53,569
                                                        =========

Purchase Price Allocation:
     Historical net tangible assets of Radwiz
         at November 22, 1999....................       $   3,058

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     Intangible assets acquired:

        Developed technology...................    29,850   6 years    $ 4,975
        Assembled workforce....................     2,800      2         1,400
        Trademark..............................     1,150      6           192

        In-Process technology..................     3,600

        Goodwill...............................    24,109      6         4,018
        Deferred tax liability.................   (10,998)

                                                 --------
                                                 $ 53,569
                                                 ========

     Tangible assets of Radwiz to be acquired principally include cash, accounts receivable, inventory and property and equipment. Liabilities of Radwiz assumed in the Radwiz merger principally include accounts payable and accrued liabilities.

     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $29.9 million for developed technology that had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a six year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $2.8 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.


     The goodwill allocation is approximately $24.1 million. Amortization of goodwill will occur over six years.


     The projects identified as in process at Radwiz are those that were underway at the time of the acquisition of Radwiz and would, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have indentifiable technological risk factors that indicate that even though successful completion is expected, it is not assured. Terayon incurred $3.6 million in in-process research and development write-offs in the year ended December 31, 1999 as result of the Radwiz merger.

     In-process technology acquired in the transaction consists primarily of additions to Radwiz's core technology, which is related to Radwiz's planned development of new features. The majority of the intended functionality of these new features is not supported by Radwiz's current technology. Intended new features include offering end-to-end carrier quality of service, allowing access via an ATM network and providing ISDN line functionality.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in calendar 2000. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

19. The pro forma adjustment reflects the amortization of goodwill, developed technology, trademark and assembled workforce for the period from January 1, 1999 to November 22, 1999.

20. The pro forma adjustment reflects the elimination of $3.6 million of in-process research and development write-offs incurred by Terayon in the year ended December 31, 1999 relating to the Radwiz merger.

21. In accordance with the Agreement and Plan of Merger and Reorganization among Terayon and Imedia ("the Agreement"), Imedia became a wholly-owned subsidiary of Terayon, and all outstanding shares of its common stock were converted into shares of common stock of Terayon. The Imedia merger closed on September 16, 1999. The results of Imedia for the period following September 16, 1999 are included in Terayon's actual results.

     The Imedia merger was accounted for using the purchase method of accounting. In general, the shareholders, vested optionholders and warrantholders received shares of Terayon common stock, options and warrants to purchase shares of Terayon common stock. The aggregate number of shares of Terayon common stock issued under the Imedia Agreement will depend, among other things, on the performance of Terayon's common stock over the period during which the payments are to be made. Terayon issued 1,654,814 shares of common stock on the closing of the Imedia merger. Subsequent to December 31, 1999, the valuation formulae specified in the Agreement were satisfied, and, accordingly, the Company's obligation to issue additional common stock or options and warrants to purchase common stock beyond those issued at the Closing was eliminated. As a result, no additional consideration will be issued in the future to the former stockholders, optionholders and warrantholders of Imedia.

     The purchase price of approximately $106.3 million was determined using the maximum value of the consideration (approximately $99.0 million) as specified in the Imedia Agreement, the value of the options to purchase Terayon shares issued to the unvested optionholders of Imedia (approximately $6.3 million) and the forgiveness of the Imedia note payable ($1.0 million). The estimated purchase price is net of the estimated proceeds that will be received from the optionholders and warrantholders upon exercise (approximately $3.1 million). The purchase price was allocated to the assets acquired and liabilities assumed based on a determination from an independent appraisal of their respective fair values.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the notes thereto. Below is a table of the approximate purchase price, purchase price allocation and annual amortization of the intangible assets acquired:

                                                                                                Annual
                                                                         Amortization        Amortization
                                                                             Life           of Intangibles
                                                                       ------------------ -------------------
Approximate Purchase Price:
     Purchase price.............................        $106,347
     Estimated transaction and other direct
      costs.....................................           2,631
                                                        --------
                                                        $108,978
                                                        ========

Purchase Price Allocation:
     Historical net tangible assets of Imedia
         at September 16, 1999..................        $   (355)
     Forgiveness of Imedia note payable.........           1,000
                                                        --------
                                                             645
     Intangible assets acquired:
        Developed technology....................          27,000              6               $ 4,500
        Assembled workforce.....................           2,500              2                 1,250
        Trademark...............................           4,000              6                   667
        In-Process technology...................          11,000
        Goodwill................................          63,833              6                10,639
                                                        --------
                                                        $108,978
                                                        ========


     Tangible assets of Imedia acquired in the Imedia merger principally include cash, accounts receivable and property and equipment. Liabilities of Imedia assumed in the Imedia merger principally include accounts payable and accrued liabilities. Upon the closing of the Imedia merger, Imedia's note payable obligation to Terayon of $1.0 million was forgiven by Terayon.

     To determine the value of the developed technology, the expected future cash flow attributed to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of technology. The analysis resulted in a valuation of approximately $27.0 million for developed technology that had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a six year period.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS -- continued


     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $2.5 million for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.

     The goodwill allocation is approximately $63.8 million. Amortization of goodwill will occur over six years.

     The projects identified as in-process at Imedia are those that were underway at the time of the acquisition of Imedia and would, after consummation of the acquisition, require additional effort to establish technological feasibility. These projects have indentifiable technological risk factors that indicate, even though successful completion is expected, it is not assured. Terayon incurred $11.0 million in in-process research and development write-offs in the nine months ended September 30, 1999 as result of the Imedia merger.

     In-process technology acquired in the transaction consists primarily of major additions to Imedia's core technology, which is related to Imedia's planned development of new features. The majority of the intended functionality of these new features is not supported by Imedia's current technology. Intended new features include offering high quality video service over the Internet and multiplexing data with video.

     Terayon expects that the in-process technology will be successfully developed, and that initial benefits from these projects will begin in calendar 2001. Notwithstanding Terayon's expectation that the in-process technology will be successfully developed, there remain significant technical challenges that must be resolved in order to complete the in-process technology.

22. The pro forma adjustment reflects the amortization of goodwill, developed technology, trademark and assembled workforce for the period from January 1, 1999 to September 16, 1999.

23. The pro forma adjustment refelcts the elimination of $11.0 million of in-process research and development write-offs incurred by Terayon in the nine months ended September 30, 1999 relating to the Imedia merger.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Terayon Communication Systems, Inc.


Dated:  June 27, 2000        By: /s/ Ray M. Fritz

                                     Ray M. Fritz
                                     Chief Financial Officer